UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ISRAEL GROWTH PARTNERS ACQUISITION CORP.

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ISRAEL GROWTH PARTNERS ACQUISITION CORP.
85 Medinat Hayehudim
Herzlia, Israel 46140

To the Stockholders of Israel Growth Partners Acquisition Corp.:

You are cordially invited to attend a special meeting of stockholders of Israel Growth Partners Acquisition Corp. At the meeting, you will be asked to consider proposals to amend our second amended and restated certificate of incorporation to (1) distribute the proceeds of our trust account to the holders of our Class B common stock and cancel the outstanding shares of our Class B common stock in accordance with our existing certificate of incorporation, except without requiring our dissolution and liquidation (the “Distribution Proposal”); (2) remove the provisions from the certificate of incorporation relating to our structure as a blank check company, including the provisions requiring our dissolution and liquidation (the “Article Six Elimination Proposal”); and (3) increase the number of authorized shares of our common stock from 40,000,000 to 80,000,000 (the “Authorized Shares Proposal”). In the event the Distribution Proposal or the Article Six Elimination Proposal is not approved, you will also be asked to consider a proposal to dissolve and liquidate the company pursuant to the proposed Plan of Liquidation in, or substantially in, the form of Annex III to the attached proxy statement (the “Liquidation Proposal”).

While we entered into a merger agreement with Negevtech Ltd. in March 2008, we announced on July 18, 2008 that we and Negevtech had terminated our agreement due to an inability to consummate the transaction by that date, which was the last possible date that we could consummate a transaction under our certificate of incorporation. At that time, we also announced that we were commencing steps for the distribution to the holders of shares of our Class B common stock of the proceeds of the trust account we established with a portion of the proceeds of our initial public offering, and evaluating alternatives that may be in the best interests of our stockholders, including our potential liquidation and dissolution.

Subsequently, FI Investment Group LLC (“FIIG”), the largest holder of shares of our common stock, requested us to continue our corporate existence following distribution of the trust account, rather than effecting a dissolution. On September 19, 2008, we announced that we had entered into an agreement with FIIG in which we agreed to present to our stockholders, as an alternative to dissolution, amendments to our certificate of incorporation allowing us to maintain our corporate existence on the condition that the amendments provide for the prompt distribution of all proceeds in the trust account to the holders of our Class B common stock.

At the request of FIIG, our board of directors considered certain amendments to our certificate of incorporation that would (1) expressly allow us to distribute the funds in the trust account to the Class B common stockholders and cancel the outstanding shares of our Class B common stock, without the requirement that we dissolve and liquidate, and (2) allow us to continue our corporate existence after the distribution of the trust account by removing those provisions that would require us to dissolve or liquidate and that limit our status to a blank check company. After consideration, our board of directors has declared the advisability of such amendments to our certificate of incorporation, and has called a special meeting to allow stockholders to vote on the amendments. If the Distribution Proposal is approved, FIIG would become our majority stockholder as a result of the cancellation of the outstanding Class B common stock.

As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account. The closing price of our Class B common stock on January 27, 2009 was $5.35. If the Distribution Proposal and the Article Six Elimination Proposal are approved, our common stockholders will not have the right to receive a liquidating distribution of any net assets of the Company outside of the IPO trust account. However, if the Distribution Proposal or the Article Six Elimination Proposal is not approved and the Liquidation Proposal is approved, we expect that, based on the amount of funds we currently hold outside of the trust account and our anticipated liabilities, the amount that would be available for distribution to our common stockholders in liquidation would be less than $0.01 per share.

We have called a special meeting of stockholders to be held on February 16, 2009, at the offices of Greenberg Traurig LLP, located at 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102 at 10:00 a.m. Eastern time to consider and vote upon these matters (as described in more detail in the accompanying proxy statement).

Holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class with respect to the proposals set forth above. However, neither the Article Six Elimination Proposal nor the Authorized Shares Proposal will be presented to our stockholders for a vote at the special meeting unless and until the Distribution Proposal has been approved by our stockholders and the amendment to our certificate of incorporation subject to that proposal has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the Distribution Proposal has been approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of the trust account, and stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote on the remaining proposals will not be entitled to vote on those proposals by virtue of the cancellation of the Class B common stock prior to the vote. Accordingly, at the time the Article Six Elimination Proposal and the Authorized Shares Proposal are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote with respect to these proposals. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to these proposals and no ballots will be used for in-person voting by Class B common stockholders with respect to these proposals. The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting if the Distribution Proposal and the Article Six Elimination Proposal are approved. If either the Distribution Proposal or the Article Six Elimination Proposal are not approved, stockholder approval of our dissolution is required by Delaware law, under which we are organized.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning each of the proposals. We urge you to read the proxy statement and attached annexes carefully.

Your vote is important. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,
/s/ Matty Karp
Matty Karp Chairman of the Board

The proxy statement is dated January 30, 2009 and is first being mailed to IGPAC stockholders on or about February 2, 2009.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
85 Medinat Hayehudim
Herzlia, Israel 46140

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 16, 2009

To the Stockholders of Israel Growth Partners Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Israel Growth Partners Acquisition Corp., a Delaware corporation (“IGPAC”), will be held on February 16, 2009, at the offices of Greenberg Traurig LLP, located at 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102 at 10:00 a.m. Eastern time, for the following purposes:

(1) to consider and vote upon the amendment of the certificate of incorporation of IGPAC (the “Distribution Amendment”) to provide for the distribution of the proceeds of IGPAC’s IPO trust account to the holders of the Class B common stock and the cancellation of the outstanding shares of our Class B common stock, without the requirement that we dissolve and liquidate, and to remove the provisions of Article THIRD of our certificate of incorporation which limit our purposes to liquidation, dissolution and distribution of the funds in the trust account as a result of not completing a business combination by July 18, 2008 (the “Distribution Proposal”);

(2) to consider and vote upon two proposals to amend and restate the certificate of incorporation of IGPAC following and conditioned upon the approval of the Distribution Proposal and the filing of the Distribution Amendment with the Secretary of State of Delaware:

•	to remove certain blank check company-related restrictions from the certificate of incorporation, including Article SIXTH which, among other restrictions, requires us to dissolve following the distribution of the trust account, and to eliminate the authorized Class B common stock as incidental to the blank check company-related provisions (the “Article Six Elimination Proposal”); and
•	to increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares of common stock (the “Authorized Shares Proposal”);

(3) to consider and vote upon a proposal to dissolve and liquidate IGPAC pursuant to the proposed Plan of Liquidation in, or substantially in, the form of Annex III to the attached proxy statement in the event that either the Distribution Proposal or the Article Six Elimination Proposal is not approved (the “Liquidation Proposal”); and

(4) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal and/or the Liquidation Proposal (the “Adjournment Proposal”).

These items of business are more fully described in the attached proxy statement, which we encourage you to read in its entirety before voting. IGPAC will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement thereof by IGPAC’s board of directors.

Holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class with respect to the proposals set forth above. However, neither the Article Six Elimination Proposal nor the Authorized Shares Proposal will be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on these proposals) unless and until the Distribution Proposal has been approved by our stockholders and the Distribution Amendment has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the Distribution Proposal has been approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of the trust account pursuant to the terms of our certificate of incorporation (as amended by the Distribution Proposal). Accordingly, at the time the Article Six Elimination Proposal and the Authorized Shares

Proposal are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote with respect to these proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote on the Article Six Elimination Proposal and the Authorized Shares Proposal will not be entitled to vote on these proposals by virtue of the cancellation of the Class B common stock prior to the opening of the polls. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to these proposals and no ballots will be used for in-person voting by Class B common stockholders with respect to these proposals. The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting if the Distribution Proposal and the Article Six Elimination Proposal are approved. If either the Distribution Proposal or the Article Six Elimination Proposal are not approved, stockholder approval of our dissolution is required by Delaware law, under which we are organized.

The record date for the special meeting is January 29, 2009. Only holders of record of IGPAC’s common stock and Class B common stock at the close of business on January 29, 2009 are entitled to notice of the special meeting and to have their vote counted at the special meeting and any adjournments or postponements thereof, subject to the cancellation of the Class B common stock immediately upon the filing of the Distribution Amendment, as described above. A complete list of IGPAC stockholders of record entitled to vote at the special meeting will be available for inspection by stockholders for 10 days prior to the date of the special meeting at the principal executive offices of IGPAC during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. The Distribution Proposal must be approved by the affirmative vote of a majority of the outstanding shares as of the record date of IGPAC common stock and Class B common stock, voting together as a single class, and the Article Six Elimination Proposal and the Authorized Shares Proposal must each be approved by the affirmative vote of a majority of the outstanding shares as of the record date of IGPAC common stock. If the Distribution Proposal is not approved at the special meeting and the Distribution Amendment is not filed, the adoption of the Liquidation Proposal and the Adjournment Proposal would each require the affirmative vote of a majority of the shares of common stock and Class B common stock, voting together as a single class, represented in person or by proxy and voting at the special meeting. If the Distribution Proposal is approved at the special meeting, following the filing of the Distribution Amendment, the adoption of the Liquidation Proposal and the Adjournment Proposal would each require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting. If the Distribution Proposal is approved, the Article Six Elimination Proposal will be voted on solely by holders of our common stock. In that event, because we are proposing the Article Six Elimination Proposal at the request of FIIG, we anticipate that FIIG as the majority holder of our common stock will vote to approve the Article Six Elimination Proposal and consequently there will not be any vote as to the Liquidation Proposal.

All IGPAC stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of IGPAC’s common stock or Class B common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting “AGAINST” approval of the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal and the Liquidation Proposal, but will have no effect on the vote with respect to the Adjournment Proposal. Abstentions will count towards the vote total for approval of the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal and the Liquidation Proposal and will have the same effect as “AGAINST” votes for each such proposal. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.

By Order of the Board of Directors,
/s/ Matty Karp
Matty Karp Chairman of the Board January 30, 2009

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

i

ii

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, if either the Distribution Proposal or the Article Six Elimination Proposal are not approved you will be asked to approve the dissolution and Plan of Liquidation of IGPAC, as contemplated by IGPAC’s amended and restated certificate of incorporation. The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting if the Distribution Proposal and the Article Six Elimination Proposal are approved. If either the Distribution Proposal or the Article Six Elimination Proposal are not approved, stockholder approval of our dissolution is required by Delaware law, under which we are organized.

If the Distribution Proposal is approved at the special meeting, on the date of the special meeting all of the outstanding shares of Class B common stock will be automatically cancelled and converted into the right to obtain a pro rata share of the funds in the trust account, and we will take all necessary action to distribute the funds in the trust account promptly after the date of the special meeting, regardless of whether any of the other proposals, including the Liquidation Proposal, are approved. If the Article Six Elimination Proposal is also approved at the special meeting, we will then continue our corporate existence and will not take steps to dissolve. If the Article Six Elimination Proposal is not approved at the special meeting, we will seek approval of the Liquidation Proposal. If the Article Six Elimination Proposal is not approved, and the Distribution Proposal is approved, the holders of Class B common stock will not be entitled to vote with respect to the Liquidation Proposal. Our common stockholders, and in particular FIIG as the majority holder of our common stock, will solely be able to determine whether or not we will adopt a Plan of Dissolution and Liquidation. Because we are proposing the Article Six Elimination Proposal at the request of FIIG, if the Distribution Proposal is approved we anticipate that FIIG as the majority holder of our common stock will vote to approve the Article Six Elimination Proposal, and consequently there will not be any vote as to the Liquidation Proposal.

If either the Distribution Proposal or the Liquidation Proposal is approved, the holders of Class B common stock as of the record date will be entitled to receive the same amount of proceeds from the trust account. If the Liquidation Proposal is approved, the holders of common stock as of the record date will receive a liquidating distribution of our net assets outside of the trust account, if any, whereas if both the Distribution Proposal and the Article Six Elimination Proposal are approved, we will continue our corporate existence and our common stockholders will not have the right to receive any distribution. We expect, however, based on the amount of funds we currently hold outside of the trust account and our anticipated liabilities, that the amount that would be available for distribution to our common stockholders in liquidation would be less than $0.01 per share.

The following describes briefly the material terms of the proposed dissolution and Plan of Liquidation of IGPAC. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you regarding the Liquidation Proposal. To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex III, in its entirety.

If the Liquidation Proposal is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;
•	adopt a Plan of Liquidation in, or substantially in, the form of Annex III to this proxy statement by board action in compliance with Delaware law;
•	establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of the indemnification obligations of IGPAC’s founders provided to IGPAC at the time of its initial public offering;
•	give the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to our transfer agent for distribution to our Class B common stockholders according to the Plan of Liquidation (unless the Distribution Proposal has also been approved and the process of distributing the funds in the trust account to our Class B stockholders has already commenced);

•	as provided in the Plan of Liquidation, pay or adequately provide for the payment of our known liabilities, including existing liabilities and expenses of the dissolution and liquidation; and
•	distribute remaining net assets, if any, to the holders of our common stock.

We expect to distribute the funds in the IPO trust account to the holders of our Class B common stock promptly following the filing of our certificate of dissolution with the Delaware Secretary of State after stockholder approval of the Liquidation Proposal and adoption of the Plan of Liquidation by our board of directors (unless the Distribution Proposal has also been approved and the process of distributing the funds in the trust account to our Class B stockholders has already commenced). If we have assets beyond the proceeds held in the trust account that exceed our accrued liabilities and contingency reserve, we will distribute that excess cash in accordance with the Plan of Liquidation. We expect, based on the amount of funds we currently hold outside of the trust account and our anticipated liabilities, the amount that would be available to our common stockholders in liquidation would be less than $0.01 per share.

As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account. Only Class B common stockholders are entitled to receive proceeds from the distribution of the trust account. As of October 31 , 2008, we had approximately $284,443 in cash outside of the trust account, and unpaid liabilities of approximately $151,726.

As a result of our liquidation, for U.S. federal income tax purposes, stockholders would recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of our common stock or Class B common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and our dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ rights in connection with the dissolution and Plan of Liquidation.

Under Delaware law, if we distribute to stockholders the proceeds currently held in the trust account, but fail to pay or make adequate provision for our liabilities, each of our public stockholders could be held liable for amounts due to our creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

If our stockholders do not vote to approve the Distribution Proposal and the Article Six Amendment Proposal, and if the stockholders do not vote to approve the Liquidation Proposal, our board of directors will explore what, if any, alternatives are available for the future of IGPAC. The board believes, however, that there are no viable alternatives to our dissolution and liquidation pursuant to the Plan of Liquidation if either the Distribution Proposal or the Article Six Amendment Proposal are not approved.

If the Distribution Proposal is not approved at the special meeting and the Distribution Amendment is not filed, the adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock, voting together as a single class, represented in person or by proxy and voting at the special meeting.

If the Distribution Proposal is approved at the special meeting, following the filing of the Distribution Amendment the Class B common stock would be cancelled, and as a result the adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting. If you are a Class B common stockholder, and vote “FOR” the Distribution Proposal, you should be aware that, if the Distribution Proposal is approved, you will not be able to vote for or against the Article Six Elimination Proposal or the Liquidation Proposal. Therefore, if you are a Class B common stockholder and wish to vote “FOR” the Liquidation Proposal, you should vote “AGAINST” the Distribution Proposal.

If you do not vote in favor of both the Distribution Proposal and the Article Six Elimination Proposal, our board of directors recommends that you vote in favor of the Liquidation Proposal.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?
A.	Israel Growth Partners Acquisition Corp. was organized as a corporation under the laws of the State of Delaware on August 1, 2005. We were formed for the purpose of effecting a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, we consummated an initial public offering (the “IPO”) of equity securities from which we derived net proceeds of approximately $52.9 million. Like most blank check companies, our certificate of incorporation provides for the return of the IPO proceeds held in trust to the holders of shares of Class B common stock sold in the IPO if there is no qualifying business combination(s) consummated before the termination date as defined in the certificate of incorporation.
Specifically, our certificate of incorporation defines the “termination date” as the later of the following dates: 18 months after the consummation of our IPO, or 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO. In January 2008, we entered into a letter of intent to acquire Negevtech Ltd., which extended the time available to consummate a business combination to July 18, 2008. In March 2008, we entered into a definitive agreement to acquire Negevtech.
On July 18, 2008, we announced that we and Negevtech had terminated our definitive agreement due to an inability to consummate the transaction by that date, which was the last possible date that we could consummate a transaction under our certificate of incorporation as amended. At that time, we also announced that we were commencing steps for the distribution of the proceeds of the IPO trust account to the holders of shares of our Class B common stock and evaluating alternatives that may be in the best interests of our stockholders, including our potential liquidation and dissolution.
Subsequently, we were approached by FIIG, the largest holder of shares of our common stock, which requested that we continue our corporate existence following distribution of the trust fund, rather than effecting a dissolution. On September 19, 2008, we announced that we had entered into an agreement with FIIG in which we agreed to present to our stockholders, as an alternative to dissolution, amendments to our certificate of incorporation allowing us to maintain our corporate existence and provide for the prompt distribution of the funds being held in the trust account to the holders of our Class B common stock and the cancellation of the outstanding shares of our Class B common stock.
At the request of FIIG, our board of directors has considered certain amendments to our certificate of incorporation that would (i) expressly allow us to distribute the funds in the trust account to the Class B common stockholders and cancel the outstanding shares of our Class B common stock, without the requirement that we dissolve and liquidate, and (ii) allow us to continue our corporate existence after the distribution of the trust account, rather than dissolve as required by our certificate of incorporation, and to do so with a new certificate of incorporation that would be suitable for our company as a non-blank check company. After consideration, our board of directors has declared the advisability of such amendments to our certificate of incorporation, and has called a special meeting to allow stockholders to vote on the amendments. In the event that these amendments are not approved, stockholders will be asked at the special meeting to consider a proposal to dissolve and liquidate the company.
Q.	Why is IGPAC presenting the Distribution Proposal?
A.	IGPAC was organized as a blank check company for the purpose of acquiring an unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. Because we were unable to complete a business combination by July 18, 2008, the terms of our existing certificate of incorporation require us to dissolve, distribute the trust account to the holders of Class B common stock, liquidate and wind up. At the request of FIIG, we are seeking an amendment to our certificate of incorporation to expressly permit distribution of the funds in the trust account, regardless of whether we take steps to dissolve, liquidate and wind up, and to remove the provisions of Article THIRD of our certificate of incorporation which limit our purposes to liquidation, dissolution and distribution of the funds in the trust account as a result of not completing a business combination by July 18, 2008. This proposed amendment to our certificate of incorporation is attached as Annex I hereto. As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account.
If the Distribution Proposal is not approved, our common stockholders would have the right to the distribution of any remaining net assets of the Company outside of the trust account. However, if the Distribution Proposal is not approved and the Liquidation Proposal is approved, we expect that, based on the amount of funds we currently hold outside of the trust account and our anticipated liabilities, the amount that would be available for distribution to our common stockholders in liquidation would be less than $0.01 per share.
Q.	Why is IGPAC presenting the Article Six Elimination Proposal?
A.	Conditioned on approval of the Distribution Proposal, and also at the request of FIIG, our stockholders are being asked to consider further amendments to our certificate of incorporation (as part of a third amended and restated certificate of incorporation) to remove the provisions from the current certificate of incorporation relating to our structure as a blank check company, including the provisions requiring our dissolution and liquidation. The purpose of these amendments is to permit us to continue our corporate existence following the distribution of the funds in the trust account and to do so with a corporate charter that does not contain blank check company-related provisions and other restrictions. Specifically, the Article Six Elimination Proposal includes removing the restrictive provisions relating to the operations of IGPAC as a blank check company and removing the related dual class common stock capital structure by eliminating the Class B common stock. If the Article Six Elimination Proposal is approved, we may pursue the acquisition of one or more operating companies with operations or facilities located in Israel or elsewhere. See the section entitled “Background Information — Continuation of IGPAC Following the Distribution of the Trust Account.” As of the date of this proxy statement, we have no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the Article Six Elimination Proposal is approved by our stockholders at the special meeting.
Q.	Why is IGPAC presenting the Authorized Shares Proposal?
A.	Conditioned on approval of the Distribution Proposal, and also at the request of FIIG, our stockholders are being asked to consider a further amendment to our certificate of incorporation (also as part of a third amended and restated certificate of incorporation) to increase the authorized number of shares of our common stock from 40,000,000 to 80,000,000. Absent approval of the Authorized Shares Proposal, we would be able to issue without stockholder approval, after reservation for all common stock underlying outstanding warrants and the unit purchase options, only 17,663,900 shares. In addition, the additional shares of common stock that would become available for issuance if the proposal is adopted would allow us the flexibility to issue additional shares in connection with future financing or acquisition transactions. Our third amended and restated certificate of incorporation, as it will be filed with the Secretary of State of Delaware if the Article Six Elimination Proposal and the Authorized Share Proposal are approved, is attached as Annex II hereto.
Q.	Why is IGPAC proposing the Liquidation Proposal?
A.	If either the Distribution Proposal or the Article Six Elimination Proposal are not approved, stockholder approval of our dissolution is required by Delaware law, under which we are organized. Accordingly, if either the Distribution Proposal or the Article Six Elimination Proposal are not approved, we will present the Liquidation Proposal for a vote at the special meeting to seek stockholder approval of our dissolution. The Liquidation Proposal will not be presented for a vote at the special meeting if both the Distribution Proposal and the Article Six Elimination Proposal are approved. If you do not vote in favor of the Distribution Proposal or the Article Six Elimination Proposal, you should vote in favor of the Liquidation Proposal.

It is important for you to note that in the event that neither the Distribution Proposal nor the Liquidation Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the IPO trust account to holders of our Class B common stock.
Q.	Do the amendments have any effect on my right to receive a distribution of the funds inside of the IPO trust account?
A.	No. The amendments will not have any effect on your right to receive a distribution of the funds inside of the IPO trust account.
In addition to the amounts inside the trust account, as of October 31, 2008 there was approximately $284,443 in cash available outside of the trust account, subject to outstanding liabilities of $151,726 as of that date. Our net assets would be available to be distributed on a pro rata basis to our holders of common stock if the Liquidation Proposal is approved. Common stockholders will not have any right to receive these funds if the amendments are approved. However, we cannot assure you of the amount, if any, outside of the trust account that would be available if the amendments are not approved and the Liquidation Proposal is approved. We expect, however, that the amount that would be available for distribution to our common stockholders in liquidation would be less than $0.01 per share.
Q.	What is being voted on?
A.	There are five proposals on which the IGPAC stockholders are being asked to vote. The first proposal is to amend our certificate of incorporation to expressly permit the distribution of the trust account to the Class B common stockholders and the cancellation of the outstanding shares of our Class B common stock, without the requirement that we dissolve and liquidate (which we refer to as the Distribution Proposal).
The second and third proposals are to approve an amendment and restatement of our certificate of incorporation to (i) remove certain blank check company-related restrictions, including Article SIXTH which, among other restrictions, requires us to dissolve following distribution of the IPO trust account (which we refer to as the Article Six Elimination Proposal), and (ii) increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares (which we refer to as the Authorized Shares Proposal). Neither of these proposals will be presented to stockholders at the special meeting unless the Distribution Proposal has already been approved and the Distribution Amendment has already been filed with the Secretary of State of Delaware.
The fourth proposal is to dissolve and liquidate IGPAC pursuant to the proposed Plan of Liquidation in, or substantially in, the form of Annex III attached to this proxy statement in the event that either the Distribution Proposal or the Article Six Elimination Proposal is not approved (which we refer to as the Liquidation Proposal). This proposal will not be presented to stockholders at the special meeting unless either the Distribution Proposal or the Article Six Elimination Proposal are not approved.
The fifth proposal, which we refer to as the Adjournment Proposal, is to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to approve the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal or the Liquidation Proposal.
Q.	What is the relationship between the Distribution Proposal, the Article Six Elimination Proposal and the Authorized Shares Proposal?
Neither the Article Six Elimination Proposal nor the Authorized Shares Proposal will be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on these proposals) unless and until the Distribution Proposal has been approved by our stockholders and the Distribution Amendment has been filed with the Secretary of State of Delaware.

Q.	What is the relationship between the Distribution Proposal, the Article Six Elimination Proposal and the Liquidation Proposal?
A.	The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on this proposal) unless either the Distribution Proposal or the Article Six Elimination Proposal are not approved. If our stockholders do not approve either the Distribution Proposal or the Article Six Elimination Proposal, we must obtain approval of the Liquidation Proposal in order to commence the dissolution and liquidation of IGPAC.
Q.	What will happen at the special meeting if the Distribution Proposal is approved?
A.	If the Distribution Proposal is approved, we will cause the Distribution Amendment (attached as Annex I hereto) to be filed with the Secretary of State of Delaware immediately following the vote. While the special meeting will continue, the polls for voting on the Article Six Elimination Proposal and the Authorized Shares Proposal will not open until after we have received confirmation from the Secretary of State of Delaware that the Distribution Amendment has been filed. Immediately upon the filing of the Distribution Amendment, all outstanding shares of Class B common stock will be automatically cancelled.
If the Distribution Proposal is approved, upon the filing of the Distribution Amendment and the cancellation of the outstanding shares of Class B common stock, FIIG will be the majority owner of our outstanding capital stock. FIIG is currently the majority owner of our outstanding common stock, although FIIG owns no shares of our Class B common stock.
Q.	Why are the Class B common stockholders not entitled to vote on the Article Six Elimination Proposal or the Authorized Shares Proposal?
A.	At the time of the confirmation from the Secretary of State of Delaware that the Distribution Amendment has been filed, our outstanding Class B common stock will be cancelled. As a result, only the shares of our common stock will be outstanding and entitled to vote with respect to the Article Six Elimination Proposal, the Authorized Shares Proposal and the Liquidation Proposal. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the Article Six Elimination Proposal or the Authorized Shares Proposal, and no ballots will be used for in-person voting by Class B common stockholders for these proposals. The proxy cards for the Class B common stockholders also indicate that the voting box for the Liquidation Proposal will only be counted if the Distribution Proposal is not approved at the special meeting.
Q.	Since IGPAC’s IPO prospectus said that IGPAC would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets, if IGPAC did not complete an acquisition within the time period required, what are my legal rights?
A.	You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets, if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.

Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition if the Distribution Proposal and the Article Six Elimination Proposal are approved.
Q.	How are votes counted?
A.	Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. For all of the proposals, holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class, subject to the cancellation of the Class B common stock immediately upon the filing of the Distribution Amendment, as described above.
With respect to each of the proposals other than the Adjournment Proposal, abstentions and broker non-votes will have the same effect as “AGAINST” votes. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The Adjournment Proposal is the only discretionary item being proposed at the special meeting.
Q.	What is the quorum requirement?
A.	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock and Class B common stock on the record date are represented by stockholders present at the meeting or by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.
Q.	Who can vote at the special meeting?
A.	Only holders of record of our common stock and Class B common stock at the close of business on January 29, 2009 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof, subject to the cancellation of the Class B common stock immediately upon the filing of the Distribution Amendment, as described above. On this record date, there were 1,065,100 shares of common stock and 10,236,000 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on January 29, 2009 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 29, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.
Q.	What vote is required in order to adopt the Distribution Proposal?
A.	The adoption of the Distribution Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Class B common stock on the record date, voting together as a single class. If you do not vote or “Abstain” from voting on this proposal, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.
Q.	What vote is required in order to adopt the Article Six Elimination Proposal and the Authorized Shares Proposal?
A.	The Article Six Elimination Proposal and the Authorized Shares Proposal will only be presented to the stockholders for a vote at the special meeting if all of the outstanding shares of Class B common stock have already been cancelled upon the filing of the Distribution Amendment. Once the shares of Class B common stock have been cancelled, adoption of the Article Six Elimination Proposal and the Authorized Shares Proposal will each require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.
Because FIIG owns a majority of the outstanding shares of our common stock, assuming that FIIG continues to own a majority of the outstanding shares of our common stock on the record date and that it votes its shares in favor of the Article Six Elimination Proposal and the Authorized Shares Proposal (as it has indicated it intends to do), approval of these proposals is assured.
If you do not vote or “Abstain” from voting on any of these proposals, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.
Q.	What vote is required in order to adopt the Liquidation Proposal?
A.	The Liquidation Proposal will only be presented to the stockholders for a vote at the special meeting if either the Distribution Proposal or the Article Six Elimination Proposal are not approved.
If the Distribution Proposal is not approved at the special meeting and the Distribution Amendment is not filed , the adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock, voting together as a single class, represented in person or by proxy and voting at the special meeting.
If the Distribution Proposal is approved at the special meeting, following the filing of the Distribution Amendment the Class B common stock would be cancelled, and as a result t he adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting.
Q.	What vote is required in order to adopt the Adjournment Proposal?
A.	Prior to the filing of the Distribution Amendment, the adoption of the Adjournment Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock, voting together as single class, represented in person or by proxy and voting at the special meeting.
An adjournment of the special meeting following the filing of the Distribution Amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting.

Q.	Does the IGPAC board recommend voting for the approval of the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal, the Liquidation Proposal and the Adjournment Proposal?
A.	After careful consideration of the terms and conditions of these proposals, our board of directors has determined that the amendments to our certificate of incorporation proposed pursuant to the Distribution Proposal, the Article Six Elimination Proposal and the Authorized Shares Proposal are advisable. Our board of directors is not, however, taking a formal position as to how IGPAC stockholders should vote on any of these proposals, or on the Adjournment Proposal. If you do not vote in favor of both the Distribution Proposal and the Article Six Elimination Proposal, our board of directors recommends that you vote in favor of the Liquidation Proposal.
Q.	How do IGPAC’s directors and officers intend to vote their shares?
A.	Our directors and officers do not own any outstanding shares of our common stock or Class B common stock, except that one director and officer, Mr. Dror Gad, owns 100 shares of common stock, which constitutes less than 1% of our outstanding common stock. Mr. Gad has indicated that he intends to abstain from voting his common stock in the special meeting.
Q.	What interests do IGPAC’s directors and officers have in the approval of the proposals?
A.	Our directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of warrants which may become exercisable in the future, the possibility of future compensatory arrangements, and the possibility of participation in future financings. See the section entitled “Background Information — Interests of IGPAC Directors and Officers in the Proposals.”
Q.	What if I object to the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal or the Liquidation Proposal? Do I have appraisal rights?
A.	IGPAC stockholders do not have appraisal rights in connection with the Distribution Proposal, the Article Six Elimination Proposal , the Authorized Shares Proposal or the Liquidation Proposal under the Delaware General Corporation Law (“DGCL”).
Q.	If I vote in favor of the Distribution Proposal or the Liquidation Proposal should I send in my stock certificates now?
A.	No. If the Distribution Proposal or the Liquidation Proposal is approved at the special meeting, you will receive written instructions after the special meeting explaining how to exchange your shares of Class B common stock for the cash from the trust account to which you will be entitled. If the Liquidation Proposal is approved at the special meeting and you hold shares of common stock, you will receive written instructions after the special meeting explaining how to exchange your shares of common stock for the amount, if any, available for distribution outside of the trust account.
Q.	What happens to the funds held in the trust account if the Distribution Proposal or the Article Six Elimination Proposal is not approved?
A.	If either the Distribution Proposal or the Article Six Elimination Proposal is not approved, then we will commence proceedings to dissolve, liquidate and wind up in accordance with our existing certificate of incorporation. As part of those proceedings, we will distribute the funds held in the trust account to holders of the Class B common stock, subject to receipt of stockholder approval of the Liquidation Proposal or an alternative plan of distribution.
Q.	What happens to the funds held in the trust account if the Distribution Proposal is approved?
A.	If the Distribution Proposal is approved, we will cause the trust account distribution to occur promptly after the date of the special meeting.

Q.	What happens to the IGPAC warrants if the Distribution Proposal or the Article Six Elimination Proposal is not approved?
A.	If either the Distribution Proposal or the Article Six Elimination Proposal is not approved, we will be required to commence proceedings to dissolve and liquidate. As part of our dissolution and liquidation, your IGPAC warrants will cease to be outstanding.
Q.	What happens to the IGPAC warrants if the Distribution Proposal and the Article Six Elimination Proposal are approved?
A.	If the Distribution Proposal and the Article Six Elimination Proposal are approved, we will continue our corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. It is our position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of this proposal. For more information, see the sections entitled “Description of Securities” and “Background Information — Status of Outstanding Warrants Following the Special Meeting of Stockholders.”
Q.	If the Distribution Proposal and the Article Six Elimination Proposal are approved, what happens next?
A.	If the Distribution Proposal and the Article Six Elimination Proposal are approved, we expect to continue our existence as a corporate entity and may pursue the acquisition of one or more operating companies within or outside of Israel, subject to several important factors, including the availability of financing and the role and level of involvement of our current board of directors and management in our post-blank check company operations. As of the date of this proxy statement, we have no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the Article Six Elimination Proposal is approved by our stockholders at the special meeting.
Upon the approval of the Distribution Proposal and the filing of the Distribution Amendment, FIIG will become our majority stockholder. Currently, it is anticipated that our board of directors will continue to serve as directors of IGPAC through the date of the special meeting. Pursuant to our agreement with FIIG, FIIG has the right to designate a person to be appointed to our board of directors, and we have agreed to obtain the resignation of each of our current directors upon the FIIG designee being appointed. Those resignations would take effect only upon the approval of the Distribution Proposal and the Article Six Elimination Proposal and the distribution of the assets of the trust account to our Class B common stockholders.
Following the approval of the Article Six Elimination Proposal, we cannot assure you that we will be able to acquire an operating business, nor can we assure you that we will be able to remain quoted on the OTC Bulletin Board.
Q.	What do I need to do now?
A.	We urge you to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a stockholder of IGPAC.
You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.
Q.	How do I vote?
A.	If you are a holder of record of our common stock and/or Class B common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Q.	What will happen if I abstain from voting or fail to vote?
A.	An abstention or failure to vote will have the effect of voting against the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal and the Liquidation Proposal. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.
Q.	Can I change my vote after I have mailed my signed proxy or direction form?
A.	Yes. You can revoke your proxy at any time prior to the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways: (i) you may submit another properly completed proxy card with a later date; (ii) you may send a written notice that you are revoking your proxy to our Chief Financial Officer at the address listed at the end of this section; or (iii) you may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q.	What should I do if I receive more than one set of voting materials?
A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. You will also receive more than one proxy card if you hold shares of both common stock and Class B common stock. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your IGPAC shares.
Q.	Who is paying for this proxy solicitation?
A.	We will pay for the entire cost of printing and mailing this proxy statement and the accompanying proxy to our stockholders. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Other than arranging for these proxy materials to be mailed to our stockholders, we do not intend to solicit proxies in connection with the special meeting.
Q.	Who can help answer my questions?
A.	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
85 Medinat Hayehudim
Herzlia, Israel 46140
Attn: Dror Gad
Tel: +972-9-960-2049

You may also obtain additional information about IGPAC from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, our ability to remain quoted on the OTC Bulletin Board, the application of Rule 419 or other restrictions to future financings or business combinations involving us and our ability to finance and consummate acquisitions following the distribution of the funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to IGPAC or any person acting on IGPAC’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, IGPAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF IGPAC STOCKHOLDERS

General

We are furnishing this proxy statement to IGPAC stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of IGPAC stockholders to be held on February 16, 2009, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about February 2, 2009 in connection with the vote on the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal, the Liquidation Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting. Unless the context requires otherwise, the terms “IGPAC,” “we,” “us,” and “our” refer to Israel Growth Partners Acquisition Corp.

Date, Time and Place

The special meeting will be held on February 16, 2009, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. Eastern time.

Purpose of the IGPAC Special Meeting

At this special meeting, you will be asked to consider and vote upon the following proposals:

•	The Distribution Proposal — a proposal to amend our certificate of incorporation to provide for the distribution of the proceeds of IGPAC’s IPO trust account to the holders of the Class B common stock and the cancellation of the outstanding Class B common stock, without the requirement that we dissolve and liquidate, and to remove the provisions of Article THIRD of our certificate of incorporation which limit our purposes to liquidation, dissolution and distribution of the funds in the trust account as a result of not completing a business combination by July 18, 2008;
•	The Amendment and Restatement Proposals — two proposals to amend and restate our certificate of incorporation following and conditioned upon the approval of the Distribution Proposal and the filing of the Distribution Amendment with the Secretary of State of Delaware:

•	Article Six Elimination Proposal — to remove certain blank check company-related restrictions from the certificate of incorporation, including Article SIXTH which, among other restrictions, requires us to dissolve following the distribution of the trust account, and to eliminate the authorized Class B common stock as incidental to the blank check company-related provisions.
•	Authorized Shares Proposal — to increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares;
•	The Liquidation Proposal — a proposal to dissolve and liquidate IGPAC pursuant to the proposed Plan of Liquidation in, or substantially in, the form of Annex III to this proxy statement in the event that either the Distribution Proposal or the Article Six Elimination Proposal is not approved; and
•	The Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Distribution Proposal, the Article Six Elimination Proposal, the Liquidation Proposal or the Authorized Shares Proposal.

Recommendation of IGPAC Board of Directors

Our board of directors has determined that the amendments to our certificate of incorporation proposed pursuant to the Distribution Proposal, the Article Six Elimination Proposal and the Authorized Shares Proposal are advisable. Our board of directors is not, however, taking a formal position as to how IGPAC stockholders should vote on any of these proposals, or on the Adjournment Proposal. If you do not vote in favor of both the Distribution Proposal and the Article Six Elimination Proposal, our board of directors recommends that you vote in favor of the Liquidation Proposal.

Record Date; Who is Entitled to Vote

For all of the proposals, holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class, subject to the cancellation of the Class B common stock immediately upon the filing of the Distribution Amendment, as described below. On this record date, there were 1,065,100 and 10,236,000 shares of common stock and Class B common stock outstanding, respectively, and entitled to vote. Holders of warrants are not entitled to vote at the special meeting.

Neither the Article Six Elimination Proposal nor the Authorized Shares Proposal will be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on these proposals) unless and until the Distribution Proposal has been approved by our stockholders and the Distribution Amendment has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the Distribution Proposal was approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of the IPO trust account pursuant to the terms of our certificate of incorporation (as amended by the Distribution Amendment). Accordingly, at the time the Article Six Elimination Proposal and the Authorized Shares Proposal are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote on these proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote with respect to these proposals, will not be entitled to vote on these proposals by virtue of the cancellation of the Class B common stock prior to the opening of the polls. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the Article Six Elimination Proposal or the Authorized Shares Proposal, and no ballots will be used for in-person voting by Class B common stockholders on these proposals.

The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting if the Distribution Proposal and the Article Six Elimination Proposal are approved. If either the Distribution Proposal or the Article Six Elimination Proposal are not approved, stockholder approval of our dissolution is required by Delaware law, under which we are organized. If the Article Six Elimination Proposal is not approved, and the Distribution Proposal is approved, the holders of Class B common stock will not be entitled to vote with respect to the Liquidation Proposal. Our common stockholders, and in particular FIIG as the majority holder of our common stock, will solely be able to determine whether or not we will adopt a Plan of Dissolution and Liquidation. Because we are proposing the Article Six Elimination Proposal at the request of FIIG, if the Distribution Proposal is approved we anticipate that FIIG as the majority holder of our common stock will vote to approve the Article Six Elimination Proposal, and consequently there will not be any vote as to the Liquidation Proposal.

Our directors and officers do not own any outstanding shares of our common stock or Class B common stock, except that one director and officer, Mr. Dror Gad, owns 100 shares of common stock, which constitutes less than 1% of our outstanding common stock. Mr. Gad has indicated that he intends to abstain from voting his common stock in the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock and Class B common stock will constitute a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, your broker may not vote your shares on the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal or the Liquidation Proposal.

Vote of Our Stockholders Required

The affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock, voting together as a single class, is required to adopt the Distribution Proposal. Each of the Article Six Elimination Proposal and the Authorized Shares Proposal will only require the affirmative vote of the majority of the outstanding shares of our common stock, since these proposals will not be presented to the stockholders at the special meeting until after all of the outstanding shares of Class B common stock have been cancelled pursuant to the Distribution Amendment. If you do not vote or “Abstain” from voting on any of these proposals, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

If the affirmative vote of a majority of the outstanding shares of IGPAC common stock and Class B common stock, voting together as a single class, is not obtained for the approval of the Distribution Proposal, neither the Article Six Elimination Proposal nor the Authorized Shares Proposal will be presented at the special meeting for approval. The Liquidation Proposal will not be presented to our stockholders for a vote at the special meeting if the Distribution Proposal and the Article Six Elimination Proposal are approved.

If the Distribution Proposal is not approved at the special meeting and the Distribution Amendment is not filed, the adoption of the Liquidation Proposal and the Adjournment Proposal would each require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock represented and voting at the special meeting in person or by proxy, together as a single class. If the Distribution Proposal is approved at the special meeting, following the filing of the Distribution Amendment the adoption of the Liquidation Proposal and the Adjournment Proposal would each require the affirmative vote of the holders of a majority of the shares of our common stock only represented and voting at the special meeting in person or by proxy.

Voting Your Shares

Each share of our common stock and Class B common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock and Class B common stock that you own.

There are two ways to vote your shares of common stock and Class B common stock at the special meeting:

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the adoption of the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal, the Liquidation Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

We are providing separate proxy cards for holders of common stock and holders of Class B common stock. Accordingly, if you hold shares of both common stock and Class B common stock, you will receive two proxy cards enclosed with this proxy statement. If you receive two proxy cards, please fill out both cards according to the instructions set forth therein to make sure all of your votes are counted.

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;
•	you may notify our Chief Financial Officer in writing before the special meeting that you have revoked your proxy; or
•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock or Class B common stock, you may call Dror Gad, our Chief Financial Officer, at +972-9-960-2049.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal, the Liquidation Proposal and the Adjournment Proposal. Under our by-laws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Possible Claims Against IGPAC

You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets, if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.

Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition if the Distribution Proposal and the Article Six Elimination Proposal are approved.

BACKGROUND INFORMATION

General

We were incorporated in Delaware on August 1, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination of an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel.

Initial Public Offering

A registration statement for our IPO was declared effective on July 11, 2006. On July 18, 2006, we consummated our IPO of 500,000 Series A units and 4,600,000 Series B units. On July 26, 2006, we consummated the closing of an additional 32,500 Series A units and 518,000 Series B units which were subject to the underwriter’s over-allotment option. Each Series A unit consists of two shares of the Company’s common stock, and ten Class Z warrants. Each Series B unit consists of two shares of the Company’s Class B common stock, and two Class W warrants. For more information about our securities, see the section entitled “Description of Securities.”

Our net proceeds from the sale of our units were approximately $52.9 million. Of this amount, $51.7 million was deposited in trust and the remaining $1.2 million was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Our certificate of incorporation requires us to distribute to our Class B common stockholders the amount in our trust account, including any accrued interest, if we do not effect a business combination as described in the registration statement for our IPO within 18 months after the consummation of our IPO (July 18, 2006), or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO and the business combination has not been consummated within such 18 month period.

Termination of Business Combination

In January 2008, we entered into a letter of intent to acquire Negevtech Ltd., which extended the time available to consummate a business combination to July 18, 2008. In March 2008, we entered into a definitive agreement to acquire Negevtech. On July 18, 2008, we announced that we and Negevtech had terminated our definitive agreement due to an inability to consummate the transaction by that date, which was the last possible date that we could consummate a transaction under our certificate of incorporation as amended. At that time, we also announced that we were commencing steps for the distribution of the proceeds of the IPO trust account to the holders of shares of our Class B common stock and evaluating alternatives that may be in the best interests of our stockholders, including our potential liquidation and dissolution.

Subsequently, we were approached by FIIG, the largest holder of shares of our common stock, which requested that we continue our corporate existence following distribution of the trust fund, rather than effecting a dissolution. On September 19, 2008, we announced that we had entered into an agreement with FIIG in which we agreed to present to our stockholders, as an alternative to dissolution, amendments to our certificate of incorporation allowing us to maintain our corporate existence and provide for the prompt distribution of the funds being held in the trust account to the holders of our Class B common stock and the cancellation of the outstanding shares of our Class B common stock.

At the request of FIIG, our board of directors has considered certain amendments to our certificate of incorporation that would (i) expressly allow us to distribute the funds in the trust account to the Class B common stockholders and cancel the outstanding shares of our Class B common stock, without the requirement that we dissolve and liquidate, and (ii) allow us to continue our corporate existence after the distribution of the trust account, rather than dissolve as required by our certificate of incorporation, and to do so with a new certificate of incorporation that would be suitable for our company as a non-blank check company. After consideration, our board of directors has declared the advisability of such amendments to our certificate of incorporation, and has called a special meeting to allow stockholders to vote on the amendments. In the event that these amendments are not approved, stockholders will be asked at the special meeting to consider a proposal to dissolve and liquidate the company.

Factors Considered by IGPAC’s Board of Directors

In evaluating the request of FIIG that we take steps to continue our corporate existence following distribution of the trust fund, rather than effecting a dissolution, our board of directors took into account that we had stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements in our certificate of incorporation to distribute the amount in the IPO trust account and any remaining net assets, if we did not complete a business combination within the required time period. In determining the advisability of the proposed amendments to our certificate of amendment that are being voted upon pursuant to the Distribution Proposal and the Article Six Elimination Proposal, which are inconsistent with the course of action described in our IPO prospectus, our board of directors took into account, among other things, the following:

•	The market price of our common stock had historically been (and continues to be) significantly higher than the liquidation value per share of the common stock, including during the period, following termination of our agreement with Negevtech, of our discussions with FIIG. We estimate that the liquidation value per common share would be less than $0.01, whereas the market price of our common stock on the Over-the-Counter bulletin board ranged from $0.40 per share to $1.47 per share after the termination of our agreement with Negevtech on July 18, 2008 and during our discussions with FIIG through September 12, 2008 (the day we entered into our agreement with FIIG).
•	Our Class W and Class Z warrants would become worthless if the Distribution Proposal and the Article Six Elimination Proposal are not approved.
•	Our Class B stockholders would likely not be harmed by taking the actions contemplated by the Distribution Proposal and the Article Six Elimination Proposal because it is anticipated that the same proceeds from the trust account would be distributed to them regardless of whether the course of action described in the IPO prospectus or the actions proposed by the Distribution Proposal and the Article Six Elimination Proposal are taken.
•	The board of directors has a fiduciary obligation to protect the interests of all stockholders of IGPAC, and our board of directors expected that the actions proposed by the Distribution Proposal and the Article Six Elimination Proposal would enhance value to the common stockholders, without adversely affecting the amounts anticipated to be distributed to the Class B common stockholders.
•	Our board of directors expected that the actions proposed by the Distribution Proposal and the Article Six Elimination Proposal would enhance value to five out of six classes of our publicly traded securities (the common stock, the Class W warrants, the Class Z warrants, the Series A units and the Series B units), while having a neutral effect on the amounts anticipated to be distributed to the sixth class (the Class B common stock).
•	The largest holder of shares of our common stock requested this action.

Based in part on the foregoing, our board of directors determined that allowing IGPAC to continue as a going concern following liquidation of the trust account is advisable. Accordingly, the board determined that it is appropriate to provide this option to IGPAC’s stockholders for consideration at the special meeting, notwithstanding that this course of action is inconsistent with the disclosure in our IPO prospectus. This determination was made by unanimous decision of all of the members of our board of directors, each of whom have interests in the proposals that are different from, or may be in addition to, your interests and which are described below under the heading “— Interests of IGPAC Directors and Officers in the Proposals.”

Distribution of the Trust Account

Our stockholders are being asked to approve an amendment to our certificate of incorporation to expressly permit us to begin proceedings to distribute the funds in the trust account to the Class B common stockholders as of the date of the special meeting, regardless of whether we take steps to dissolve, liquidate and wind up. In addition, if either the Distribution Proposal or the Article Six Elimination Proposal is not approved and the Liquidation Proposal is approved, we will distribute the amounts in the trust account to our Class B common stockholders.

As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account. Only Class B common stockholders are entitled to receive proceeds from the distribution of the trust account.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of the holders of our Class B common stock. Each of our executive officers has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; except that such liability will not extend to claims of target businesses brought under Israeli law or in Israeli courts. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. Moreover, because our offices are located in Israel, many of the vendors and other entities with which we have done business up to the date of the special meeting have operations or facilities in Israel. We therefore expect that most claims that could be brought against us would be brought under Israeli law and/or in Israeli courts and will be outside the indemnification obligations of our executive officers. As a result, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock.

Continuation of IGPAC Following the Distribution of the Trust Account

General

The purpose of the Article Six Elimination Proposal, which is conditioned upon the approval of the amendment to permit distribution of the trust account and the filing of the Distribution Amendment with the Secretary of State of Delaware, is to permit us to continue our corporate existence (rather than dissolving, as currently required by our certificate of incorporation following the distribution of the funds in the trust account) and to do so with a corporate charter that does not contain blank check company-related provisions and other restrictions. Specifically, the Article Six Elimination Proposal includes removing the restrictive provisions relating to the operations of IGPAC as a blank check company and removing the related dual class common stock capital structure by eliminating the authorized Class B common stock. The Authorized Shares Proposal, if approved, would increase the number of authorized shares of our common stock from 40,000,000 to 80,000,000.

Future Acquisition Plans

If the Article Six Elimination Proposal is approved, we intend to pursue the acquisition of one or more operating companies located in Israel or elsewhere, subject to several important factors, including the availability of financing and the role and level of involvement of our current board of directors and management in our post-blank check company operations. We cannot assure you that we will be able to acquire an operating business. As an alternative, we might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.”

Since the termination of our merger agreement with Negevtech, we have not had discussions with any potential acquisition candidates. As of the date of this proxy statement, we have no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the Article Six Elimination Proposal is approved by our stockholders at the special meeting. Currently, it is anticipated that the members of our board of directors will continue to serve as directors of IGPAC through the date of the special meeting. Pursuant to our agreement with FIIG, FIIG has the right to designate a person to be appointed to our board of directors, and we have agreed to obtain the resignation of each of our current directors upon the FIIG designee being appointed. Those resignations would take effect only upon the approval of the Distribution Proposal and the Article Six Elimination Proposal and the distribution of the assets of the trust account to our Class B common stockholders. As a result of these resignations, following the distribution of the trust account, FIIG will have appointed our board of directors.

In the event that we enter into a definitive agreement to acquire an operating company, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of IGPAC, provided that our common stock is not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under the DGCL. Accordingly, you may not be entitled to vote on any future acquisitions by us.

Need for Additional Capital

The board of directors anticipates that we will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. On October 31, 2008, we had approximately $284,443 in cash outside the trust account, subject to outstanding liabilities of $151,726 as of that date.

We do not currently have any specific capital-raising plans. We may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. We believe that the issuance of equity securities in such a financing will not be subject to stockholder approval if our common stock is not then listed on a national stock exchange. Accordingly, you may not be entitled to vote on any future financing by us.

If we are deemed to be “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in our certificate of incorporation may apply to any future public offerings by us. For more information, see the section below entitled “— Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

Possible Status as “Shell Company” Under the Federal Securities Laws

Following stockholder approval of the Article Six Elimination Proposal and the trust account distribution, we may be deemed a “shell company” under the federal securities laws. A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations. Shell companies are subject to certain special rules under the federal securities laws, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company;
•	limitations in the use of certain short-form registration statements under the Securities Act while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;
•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and
•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 Under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our current certificate of incorporation regarding the proceeds of our IPO. Following the amendment and restatement of our certificate of incorporation and the distribution of the funds in the trust account, we may be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering.

Rule 419 defines a “blank check company” as:

•	a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and
•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although we intend to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Quotation on OTC Bulletin Board

Our outstanding common stock, Class B common stock, warrants and units are currently quoted on the OTC Bulletin Board. Following stockholder approval of the Article Six Elimination Proposal and the distribution of the funds in the trust account, we cannot assure you that our common stock will continue to be quoted on the OTC Bulletin Board. To continue trading on the OTC Bulletin Board, we must continue to timely file public reports and satisfy the OTC Bulletin Board’s minimum stockholder requirements. We believe that the OTC Bulletin Board unofficially requires at least 35 to 40 stockholders with at least 100 tradable shares each (known as “round lot” shareholders) to allow a stock to trade there. Concurrent with the IPO, we filed a registration statement on Form 8-A with the SEC registering the units, the common stock, the Class B common stock and the warrants under Section 12(g) of the Exchange Act. While such registration is in effect, we are a reporting company under the federal securities laws. At this time, we have no intention of seeking to deregister our common stock under the Exchange Act and plan to continue to file public reports as long as such registration is in effect. Nonetheless, we cannot assure you that our common stock or warrants will remain eligible for quotation on the OTC Bulletin Board.

Status of Outstanding Warrants Following the Special Meeting of Stockholders

If the Article Six Elimination Proposal is not approved, we will be required to commence proceedings to adopt a plan of dissolution and liquidation and in connection with such plan your IGPAC warrants will cease to be outstanding.

If the Article Six Elimination Proposal is approved, we will continue our corporate existence without any of the blank check company restrictions previously applicable to us and the warrants will remain outstanding in accordance with their terms. It is our position that the warrants will become exercisable upon our consummation of any merger, capital stock exchange, asset acquisition or other business combination, as opposed to only a “Business Combination” as defined in our current certificate of incorporation (and described in our IPO prospectus). We base this position on the provisions of the warrant certificates which set forth and govern the rights of holders of the Class W warrants and Class Z warrants, which state that the warrants are exercisable for a period commencing on the later of a specified date or the consummation by us of a merger, capital stock exchange, asset acquisition or other similar business combination, without reference to such a transaction being completed within any particular period of time or in any particular industry. Furthermore, the references to a business combination contained in the descriptions of the warrants in the sections of the IPO prospectus describing the excercise of these warrants do not refer to a particular time or industry. The warrant agreement between us and the warrant agent for the Class W warrants and the Class Z warrants states that the warrants may be exercised only during the period commencing on the later of a specified date and our consummation of a business combination as described more fully in our IPO registration statement, and our certificate of incorporation defines a “Business Combination” as an acquisition of an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel, which must be completed by the termination date specified therein. Our IPO prospectus likewise described a business combination, and indicated that we would dissolve and liquidate if such a business combination was not completed by a specified date. We do not believe, however, that the language contained in the warrant agreement or that the description of a business combination in our IPO prospectus was intended to be limiting, nor that it overrides the express terms of the warrant certificates.

Outstanding warrants may adversely affect our ability to attract new investors or otherwise obtain financing and may make it more difficult to effect future acquisitions. For information about the warrants, see the section entitled “Description of Securities.”

Liquidation if the Distribution Proposal or the Article Six Elimination Proposal is Not Approved

If either the Distribution Proposal or the Article Six Elimination Proposal is not approved by the stockholders, but the Liquidation Proposal is approved, we intend to file the Plan of Liquidation in, or substantially in, the form attached to this proxy statement as Annex III immediately following stockholder approval of the Liquidation Proposal and to authorize the filing of a certificate of dissolution with the Delaware Secretary of State. See “Proposal IV — the Liquidation Proposal.” If either the Distribution Proposal or the Article Six Elimination Proposal is not approved by the stockholders and the Liquidation Proposal is not approved, we may seek to adjourn or postpone the special meeting to continue to seek approval of the Liquidation Proposal.

Interests of IGPAC Directors and Officers in the Proposals

When you consider the determination by our board of directors that the amendments to our certificate of incorporation contemplated by the Distribution Proposal, the Article Six Elimination Proposal and the Authorized Shares Proposal are advisable, you should keep in mind that our initial stockholders, directors and officers (“IGPAC Inside Stockholders”) have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

Warrants Held by IGPAC Inside Stockholders

If either the Distribution Proposal or the Article Six Elimination Proposal is not approved, we will be required to commence proceedings to dissolve and liquidate (following distribution of the funds in the trust account, if the Distribution Proposal is approved). In such event, the 100 shares of IGPAC common stock and 4,950,000 warrants held by the IGPAC Inside Stockholders that were acquired prior to the IPO will be worthless because the IGPAC Inside Stockholders have waived any rights to receive any trust liquidation proceeds. Pursuant to our agreement with FIIG, if the Distribution Proposal and the Article Six Elimination Proposal are approved, FIIG has agreed that, as soon as practicable after the distribution of the proceeds of the trust fund to our Class B common stockholders, it will use its best efforts to cause IGPAC to register the warrants issued to the IGPAC Inside Stockholders, together with the shares underlying those warrants, when IGPAC next files a registration statement on a Form S-1 (or any successor form) registering any securities of IGPAC.

Our current directors and officers, either directly or beneficially, own an aggregate of 100 shares of IGPAC common stock, 2,029,500 Class W warrants and 2,029,500 Class Z warrants that they purchased for a total consideration of approximately $203,450. The common stock, Class W warrants and Class Z warrants had an aggregate market value (without taking into account any discount due to the restricted nature of such securities) of $41,090 based on quotations of $5.00, $0.01 and $0.01, respectively, on the OTC Bulletin Board on December 31, 2008. The terms of the warrants permit us to lower the exercise price of the warrants at any time prior to the expiration date in our sole discretion, and any such reduction in the exercise price may result in a substantial increase in the value associated with the warrants held by our current directors and officers. We have no current plans, however, to lower the exercise price. For more information about the outstanding warrants, see the sections entitled “Description of Securities” and “— Status of Outstanding Warrants Following the Special Meeting of Stockholders”

Compensatory Arrangements for Board of Directors and Management

None of IGPAC’s executive officers or directors has received any cash compensation for services rendered to IGPAC. Since August 1, 2005 and continuing through October 12, 2008, we paid Danash Investment and Management Ltd., an entity owned solely by Dror Gad, our Chief Financial Officer and a member of our board of directors, a fee of $7,500 per month for office space and certain office and administrative services. From August 1, 2005 through October 12, 2008, a total of approximately $203,831 has been paid or is payable by us to Danash under this agreement. We believe, based on rents and fees for similar services in the Tel-Aviv, Israel metropolitan area, that the fee charged by Danash Investment and Management Ltd. was at least as favorable as we could have obtained from an unaffiliated person. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, persons who were stockholders prior to our IPO, including our officers and directors, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

All of the current members of our board of directors are expected to continue to serve as directors through the date of the special meeting. Pursuant to our agreement with FIIG, FIIG has the right to designate a person to be appointed to our board of directors, and we have agreed to obtain the resignation of each of our current directors upon the FIIG designee being appointed. Those resignations would take effect only upon the approval of the Distribution Proposal and the Article Six Elimination Proposal and the distribution of the assets of the trust account to our Class B common stockholders.

We currently have made no determinations regarding the compensation we will pay our directors or officers following stockholder approval of the Article Six Elimination Proposal and the trust account distribution.

Officer and Director Liability

The proceeds deposited in the trust account could become subject to the claims of our creditors which could be prior to the claims of the holders of our Class B common stock. Each of our executive officers has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; except that such liability will not extend to claims of target businesses brought under Israeli law or in Israeli courts. Because our offices are located in Israel, it is likely that the vendors and other entities with which we have done business are located in Israel. We therefore expect that most claims that could be brought against us would be brought under Israeli law and/or in Israeli courts and will be outside the indemnification obligations of our executive officers. As a result, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock.

Potential Interests of the IGPAC Inside Stockholders in Future Financings and Acquisitions

Following stockholder approval of the Article Six Elimination Proposal and the trust account distribution, we will operate without the blank check company restrictions that are currently set forth in our certificate of incorporation. The board of directors anticipates that we will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including our officers and directors. Further, any operating business which we may acquire following stockholder approval of the Article Six Elimination Proposal may be affiliated, or have some relationship with, one of our existing officers and directors. In connection with our IPO, each of our officers and directors signed an agreement with HCFP/Brenner Securities LLC, the underwriter of our IPO (“HCFP/Brenner”), that we would not consummate a business combination with an affiliated entity without an opinion from an independent investment banking firm reasonably acceptable to HCFP/Brenner that the business combination is fair to our stockholders from a financial perspective. The continued applicability of this provision following stockholder approval of the Article Six Elimination Proposal and the trust account distribution is unclear. In such circumstances, we would anticipate that the board of directors will take such action as is consistent with its fiduciary duties to stockholders.

Interests of FIIG in the Proposals

In addition to the interests of our directors and officers in the proposals, you should keep in mind that FIIG and/or certain individuals promoting the proposals on behalf of FIIG have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

When considering the proposals at the special meeting, you should be aware that FIIG would become the owner of a majority of our outstanding capital stock as a result of the effectiveness of the Distribution Amendment proposed in the special meeting. Based on information contained in a Schedule 13D filed by FIIG and Frank Islam on August 6, 2008, FIIG and Frank Islam share voting and dispositive power with respect to 534,300 shares of our common stock, representing approximately 50.2% of the outstanding shares of our common stock. Pursuant to the Distribution Proposal our outstanding Class B common stock would be cancelled and cease to be outstanding, which would result in FIIG owning a majority of the only outstanding class of our capital stock and therefore would result in a change in control of IGPAC.

Following our announcement on July 18, 2008, that we and Negevtech had terminated our definitive agreement, on or about July 28, 2008 we were approached by FIIG, the largest holder of shares of our common stock, which requested that we continue our corporate existence following distribution of our IPO trust fund, rather than effecting a dissolution. On August 7, 2008, we entered into a mutual nondisclosure agreement with FIIG. Over the next several weeks, we engaged in discussions with representatives of FIIG regarding the terms of their request pursuant to which we would propose to our stockholders, as an alternative to dissolution, amendments to our certificate of incorporation allowing us to maintain our corporate existence and following the distribution of the funds being held in the trust account to the holders of our Class B common stock. Our board of directors considered it imperative that such an action be taken only if it would result in our Class B shareholders receiving the same amount as, and our common shareholders having an opportunity to receive greater value than, those shareholders would receive in a plan of dissolution as contemplated by our existing certificate of incorporation. Accordingly, our board of directors, in consultation with FIIG, developed a detailed budget of costs anticipated to be incurred to pursue the proposals set forth in this proxy statement, including the costs necessary to complete an audit of the Company’s financial statements for the fiscal year ended July 31, 2008, and to prepare a Form 10-K for that fiscal year.

On September 12, 2008, we entered into an agreement with FIIG under which we agreed to present to our stockholders, as an alternative to dissolution, amendments to our certificate of incorporation allowing us to maintain our corporate existence and provide for the prompt distribution of the funds being held in the trust account to the holders of our Class B common stock and the cancellation of the outstanding shares of our Class B common stock.

Under the agreement with FIIG, our agreement to proceed with an alternative to dissolution is subject to obtaining from FIIG a commitment to extend a credit facility to provide us with additional financial support if we reasonably determine that our funds are insufficient to meet our current and anticipated obligations, including the costs associated with the proposals which are being presented to our stockholders in this proxy statement. As of October 31, 2008, we had approximately $284,443 in cash outside of the trust account, and unpaid liabilities of approximately $151,726 and, accordingly, we have not obtained funding from FIIG as of October 31, 2008. We estimate the costs incurred and to be incurred in connection with pursuing the proposals which are being presented to our stockholders in this proxy statement, including legal and accounting fees associated with the preparation of this proxy statement and our quarterly report on Form 10-Q for the quarter ended October 31, 2008, printing and mailing expenses associated with this proxy statement, Delaware franchise taxes, and directors and officers liability insurance, to be approximately $160,000 to January 31, 2009. In accordance with our agreement with FIIG, on January 5, 2009, we notified FIIG that FIIG would need to provide funding in order to proceed with the survival proposals at FIIG’s request.

The agreement with FIIG also gives FIIG the right to designate a person to be appointed to our board of directors, and includes our agreement to obtain the resignation of each of our current directors upon the FIIG designee being appointed. Those resignations would take effect only upon the approval of the Distribution Proposal and the Article Six Elimination Proposal and the distribution of the assets of the trust account to our Class B common stockholders.

The agreement with FIIG requires IGPAC to maintain the existing “tail” policy of directors and officers liability insurance coverage and to not take any actions which may adversely affect the continued coverage of that policy for a period of six years following its effective date. In addition, FIIG agreed to cause IGPAC to obtain and maintain director and officer coverage for our existing officers and directors if the current director and officer liability coverage lapses as a result of the effectiveness of the tail coverage.

As discussed above, under the agreement with FIIG, FIIG also agreed to use its best efforts to cause IGPAC to register the warrants issued to our founding officers and directors, together with the shares underlying those warrants, when IGPAC next files a registration statement registering any securities of IGPAC.

In deciding to enter into the agreement with FIIG and submit the proposals contained in this proxy statement to our stockholders, our board of directors took into account, among other things, that the market price of our common stock had historically been (and continues to be) significantly higher than the liquidation value per share of the common stock, including during the period, following termination of our agreement with Negevtech, of our discussions with FIIG. We estimate that the liquidation value per common share would be less than $0.01, whereas the market price of the common stock on the OTC bulletin board during our discussions with FIIG ranged from $0.40 per share to $1.47 per share. The board of directors also took into consideration that the largest holder of shares of our common stock requested this action and that our Class B stockholders would receive the same amount upon liquidation of the trust account in either scenario, and would thus not be adversely affected if the proposals are approved.

Certain Other Interests in the Proposals

In connection with the IPO, we issued an option for consideration of $100 to HCFP/Brenner to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered in connection with the IPO, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by Brenner for a period of only five years from the date of the IPO. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of the IPO and expiring five years from the date of the IPO. For discussion about the status of these warrants following the special meeting, see the section entitled “— Status of Outstanding Warrants Following the Special Meeting of Stockholders.” If this option were exercised in full, HCFP/Brenner would acquire a total of 50,000 shares of common stock, 460,000 shares of Class B common stock, 250,000 Class Z warrants and 460,000 Class W warrants, with an aggregate market value of approximately $2.7 million based on quotations of $5.00, $5.26, $0.01 and $0.01, respectively, on the OTC Bulletin Board on December 31, 2008. Exercise in full of this option would require payment (in cash or via cashless exercise) by HCFP/Brenner of an exercise price of approximately $4.2 million. If we are liquidated, this option will expire without having become exercisable and will therefore be worthless. In addition, HCFP/Brenner currently owns 665,500 Class Z warrants and 3,600 Class W warrants, with an aggregate market value of approximately $6,691 based on quotations of $0.01 and $0.01, respectively, on the OTC Bulletin Board on December 31, 2008.

As part of the IPO underwriting agreement, we engaged HCFP/Brenner, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). A “business combination” is defined as “any merger, capital stock exchange, asset acquisition or other similar business combination consummated by the Company with an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel (as more fully described in the registration statement for our IPO). We agreed to pay HCFP/Brenner a cash fee of $1,500,000 at the closing of our business combination as described in our IPO registration statement. If our stockholders approve the Article Six Elimination Proposal and we subsequently enter into a business combination with an operating business with the assistance of HCFP/Brenner, we expect that we would evaluate, based upon the criteria for business combinations set forth in the IPO underwriting agreement and IPO registration statement, whether HCFP/Brenner would be entitled to such a fee on account of that business combination after the amendments to our certificate of incorporation as described in this proxy statement.

As part of the IPO underwriting agreement, we agreed to liquidate and dissolve after distributing the funds in the trust account. Additionally, in connection with the IPO, each member of our board of directors executed and delivered a letter agreement to HCFP/Brenner in which each director agreed to take all reasonable actions within his power to cause IGPAC to dissolve and liquidate the trust account as soon as reasonably practicable following the 18-month anniversary of the IPO (or the 24-month anniversary of the IPO if we were to enter into a letter of intent for a business combination by the 18-month anniversary of the IPO). Our management believes that these letter agreements were entered into for the benefit of HCFP/Brenner, in consideration of HCFP/Brenner’s willingness to underwrite the IPO. Pursuant to letter agreements dated July 15, 2008 between us, HCFP/Brenner and our directors, if the stockholders approve the Article Six Elimination Proposal, HCFP/Brenner has agreed to release the obligations of IGPAC and each of its officers and directors under these agreements to cause IGPAC to liquidate and dissolve following the distribution of the funds in the trust account. In addition, HCFP/Brenner has agreed under the same circumstances to formally terminate provisions in the IPO underwriting agreement obligating IGPAC to obtain stockholders approval of any “Business Combination”.

PROPOSAL I — THE DISTRIBUTION PROPOSAL

Because we were unable to complete a business combination by July 18, 2008, the terms of our existing certificate of incorporation require us to dissolve, distribute the trust account to the holders of Class B common stock, liquidate and wind up. At the request of FIIG, our board of directors has considered and deemed advisable an amendment to our certificate of incorporation to expressly permit distribution of the funds in the trust account, regardless of whether we take steps to dissolve, liquidate and wind up. The Distribution Proposal would also remove the related provisions of Article THIRD of our certificate of incorporation which limit our purpose to liquidation, dissolution and distribution of the funds in the trust account as a result of our failure to complete a business combination by July 18, 2008. If the Distribution Proposal is approved, we will file the amendment attached hereto as Annex I with the Secretary of State of Delaware on the date of the special meeting prior to the Article Six Elimination Proposal or the Authorized Shares Proposal being presented to the stockholders for approval. Immediately upon the filing of the Distribution Amendment, all of the outstanding shares of Class B common stock will be automatically cancelled and converted into the right to obtain a pro rata share of the funds in the trust account. Once the Distribution Amendment is filed, we will take all necessary action to distribute the funds in the trust account promptly after the date of the special meeting. As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account. The approval of the Distribution Proposal is a condition to each of the Article Six Elimination Proposal and the Authorized Shares Proposal set forth below.

The adoption of the Distribution Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock on the record date, voting together as a single class.

PROPOSAL II — THE ARTICLE SIX ELIMINATION PROPOSAL

Also at the request of FIIG, we are presenting a proposal to eliminate the blank check company-related provisions, including Article SIXTH. If the Distribution Proposal is not adopted, this Article Six Elimination Proposal will not be presented at the special meeting.

The purpose of the Article Six Elimination Proposal is to permit us to continue our corporate existence (rather than dissolving, as currently required by our certificate of incorporation) following the distribution of the funds in the trust account and to do so with a corporate charter that does not contain blank check company-related provisions and other restrictions. In the judgment of our board of directors, the Article Six Elimination Proposal is advisable because it removes the requirement to dissolve IGPAC and allows it to continue as a corporate entity. Additionally, Article SIXTH relates to our operation as a blank check company prior to the trust account distribution or consummation of a qualifying business combination. Among Article SIXTH’s sections, it requires that IPO proceeds be held in a trust account until a business combination or liquidation of IGPAC has occurred and also requires that the terms of a proposed business combination be submitted for approval by our stockholders. These provisions would restrict our ability to pursue the acquisition of one or more operating companies and related financings after the distribution of the trust account to the holders of the Class B common stock.

The Article Six Elimination Proposal would also remove our dual class common stock capital structure by eliminating the authorized Class B common stock. Immediately upon the filing of the Distribution Amendment with the Secretary of State of Delaware, all outstanding shares of Class B common stock will be automatically cancelled and revert to authorized but unissued shares. Our board of directors believes that it is advisable and in the best interest of the stockholders to eliminate the authorized shares of Class B common stock because the rights of that class of security are related solely to our blank check company existence, as set forth in Article SIXTH, which is proposed to be removed pursuant to this proposal.

The adoption of the Article Six Elimination Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock on the record date.

PROPOSAL III — THE AUTHORIZED SHARES PROPOSAL

We are requesting stockholder approval to increase the authorized number of shares of common stock from 40,000,000 shares to 80,000,000 shares. The additional common stock to be authorized by adoption of this proposal would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the third amended and restated certificate of incorporation with the Secretary of the State of Delaware. If the Distribution Proposal is not adopted, this Authorized Shares Proposal will not be presented at the special meeting.

As of the record date, we had outstanding 1,065,100 shares of common stock and 10,236,000 shares of Class B common stock, which will automatically be cancelled and convert into the right to receive the pro rata distribution from the trust account immediately upon the filing of the Distribution Amendment, and warrants and unit purchase options, which if exercised, would result in the issuance of an additional 21,271,000 shares of common stock. Absent approval of the Authorized Shares Proposal, IGPAC would be able to issue without stockholder approval, after reservation for all common stock underlying outstanding warrants and the unit purchase options, only 17,663,900 shares. In addition, the additional shares of common stock that would become available for issuance if the proposal is adopted would allow us the flexibility to issue additional shares in connection with future financing or acquisition transactions. The holders of our existing outstanding shares of common stock will have no preemptive right to purchase any additional shares authorized by the Authorized Shares Proposal.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of IGPAC. For example, without further stockholder approval, our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the board of directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in control of IGPAC, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The adoption of the Authorized Shares Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock on the record date.

PROPOSAL IV — THE LIQUIDATION PROPOSAL

If either the Distribution Proposal or the Article Six Elimination Proposal is not approved at the special meeting, we are proposing IGPAC’s dissolution and Plan of Liquidation for approval. Contingent upon either the Distribution Proposal or the Article Six Elimination Proposal not being approved by our stockholders, the board of directors has unanimously approved IGPAC’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. As required by Delaware law, the board of directors intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State. A copy of the proposed Plan of Liquidation is attached as Annex III to this proxy statement, and you are encouraged to read it carefully.

After approval of our dissolution and liquidation, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a certificate of dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;
•	adopting a Plan of Liquidation in, or substantially in, the form of Annex III to this proxy statement by board action in compliance with Delaware law;

•	establishing a contingency reserve for the satisfaction of unknown or additional liabilities, consisting of the indemnification obligations of IGPAC’s founders provided to IGPAC at the time of its initial public offering;
•	giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to our transfer agent for distribution to our Class B common stockholders according to the Plan of Liquidation (unless the Distribution Proposal has also been approved and the process of distributing the funds in the trust account to our Class B stockholders has already commenced);
•	as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including existing liabilities and expenses of the dissolution and liquidation;
•	distributing remaining net assets, if any, to the holders of our common stock;
•	if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore;
•	winding up our remaining business activities;
•	complying with United States Securities and Exchange Commission filing requirements, for so long as we are required to do so; and
•	making tax and other regulatory filings.

Following dissolution, although we do not currently expect to do so, our board of directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Dissolution. In addition, our board of directors will be authorized to establish a liquidating trust to complete our liquidation.

We expect to distribute the funds in the IPO trust account to the holders of our Class B common stock promptly following the filing of our certificate of dissolution with the Delaware Secretary of State after stockholder approval of the Liquidation Proposal and adoption of the Plan of Liquidation by our board of directors (unless the Distribution Proposal has also been approved and the process of distributing the funds in the trust account to our Class B stockholders has already commenced). Any remaining net assets after the distribution of the funds in the trust account to our Class B common stockholders will be distributed to the holders of our common stock. However, we anticipate having minimal, if any, proceeds for distribution to our common stockholders because all or substantially all available funds outside of the trust account will be required for the payment of creditors.

As of December 31, 2008, there was approximately $55.3 million (approximately $5.40 per Class B share) in the trust account. Only Class B common stockholders are entitled to receive proceeds from the distribution of the trust account. As of October 31, 2008, we had approximately $284,443 in cash outside of the trust account, and unpaid liabilities of approximately $151,726. In addition to satisfying these liabilities, we have incurred, and expect to incur, additional professional, legal and accounting fees in connection with the costs necessary to prepare a Form 10-Q for the fiscal quarter ended October 31, 2008, the preparation and filing of this proxy statement, the special meeting described in this proxy statement and any dissolution and liquidation. Accordingly, if the Liquidation Proposal is approved and we dissolve and liquidate, we expect that the amount that would be available for distribution to our common stockholders in liquidation would be less than $0.01 per share.

If our stockholders do not vote to approve the Distribution Proposal and the Article Six Amendment Proposal, and if the stockholders do not vote to approve the Liquidation Proposal, our board of directors will explore what, if any, alternatives are available for the future of IGPAC. The board believes, however, that there are no viable alternatives to our dissolution and liquidation pursuant to the Plan of Liquidation if either the Distribution Proposal or the Article Six Amendment Proposal are not approved.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the Liquidation Proposal.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by Class B stockholders from the trust fund following stockholder approval of the Liquidation Proposal could be less than $5.40 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the holders of our Class B common stock, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If the Liquidation Proposal is approved and we distribute the proceeds held in trust to the holders of our Class B common stock, our executive officers, Matty Karp, Carmel Vernia and Dror Gad, have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; provided, however, that such liability shall not extend to claims of target businesses brought under Israeli law or in Israeli courts. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, and because of the significant limitations on their indemnification obligations described above, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock and we cannot assure you that the per-share distribution from the trust account will not be less than the per share amount in the trust account, which was approximately $5.40 as of December 31, 2008, due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our Class B stockholders at least $5.40 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to distribute the proceeds of the trust account to our Class B common stockholders promptly after receiving stockholder approval for our plan of dissolution and make liquidating distributions to our common stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our common stockholders and Class B common stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our common stockholders and Class B stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our common stockholders and Class B stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

We may not meet the anticipated timing for the dissolution and Plan of Liquidation.

Promptly following the special meeting, if our stockholders approve the Liquidation Proposal, we intend to file a certificate of dissolution with the Delaware Secretary of State and wind up our business promptly thereafter. We expect that we will make the liquidation distribution of the proceeds in the trust account to our Class B common stockholders as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after approval of the dissolution by the stockholders. If we have assets beyond the proceeds held in the trust account that exceed our accrued liabilities and contingency reserve, we will be distribute that excess cash in accordance with the Plan of Liquidation. We expect, based on the amount of funds we currently hold outside of the trust account and our anticipated liabilities, the amount that would be available to our common stockholders in liquidation would be less than $0.01 per share. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of our remaining liabilities or obligations;
•	lawsuits or other claims asserted against us; and
•	unanticipated legal, regulatory or administrative requirements.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street name” will be tracked and marked with a due bill by the Depository Trust Company.

If our stockholders do not approve either the Distribution Proposal or the Liquidation Proposal, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The amended and restated certificate of incorporation of the Company provides that the trust account proceeds will be distributed to the Class B common stockholders upon the liquidation and dissolution of the Company, and Delaware law requires that the stockholders approve such liquidation and dissolution. If our stockholders do not approve either the Distribution Proposal or the Liquidation Proposal, the Company will not have the requisite legal authority to distribute the trust account proceeds to the Class B stockholders. In such case, we expect that we will continue to seek stockholder approval of the Liquidation Proposal (or a similar plan of liquidation); however, no assurance can be given as to how or when, if ever, such amounts will be distributed.

Dissolution Under Delaware Law

Section 275 of the Delaware General Corporation Law, or DGCL, provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. Contingent upon either the Distribution Proposal or the Article Six Elimination Proposal not being approved by our stockholders, our board has approved IGPAC’s dissolution. The board intends to approve the Plan of Liquidation, as required by Delaware law, promptly following stockholder approval of the Liquidation Proposal. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;
•	settling and closing of any business;
•	disposition and conveyance of any property;
•	discharge of any liabilities; and
•	distribution of any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan

General.  In accordance with the trust agreement, we will distribute pro rata to the holders of our Class B common stock all of the proceeds of the IPO trust account less any amounts necessary to pay federal and state income and Delaware franchise taxes (unless the Distribution Proposal has also been approved and the process of distributing the funds in the trust account to our Class B stockholders has already commenced). It is currently anticipated that we will make a liquidating distribution of approximately $5.40 per share of Class B common stock, although the exact amount will not be determined until the time of such distribution. Any remaining net assets after the distribution of the funds in the trust account to our Class B common stockholders will be distributed to the holders of our common stock. However, we anticipate having minimal, if any, proceeds for distribution to our common stockholders because all or substantially all available funds outside of the trust account will be required for the payment of creditors. Liquidation is expected to commence as soon as practicable after approval of the Liquidation Proposal at the special meeting.

We will also pay or provide for our known liabilities in accordance with negotiations between us and our creditors. Since we do not know of any other liabilities or any facts suggesting that any other liabilities may exist or arise, other than as set forth in this proxy statement, and since we believe that the funds outside of the trust account will be sufficient to discharge all liabilities, we intend to establish a contingency reserve, consisting solely of the indemnification obligations of our founders provided to IGPAC, which the board expects will be sufficient to satisfy actual and potential liabilities. If it is determined that those vendors who did not execute waivers of their rights to the trust account, if such claims are indemnifiable claims of our founders and they fail to meet their obligations or if such claim is not an indemnifiable claim of our founders, then the stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation, up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from IGPAC.

We will discontinue recording transfers of shares of our common stock on the date of our dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with our dissolution or Plan of Liquidation. Following approval of our dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Contingency Reserve.  We generally are required, in connection with our dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of our founders, that we believe will be adequate to satisfy all of our liabilities. If it is not, either because the liability is not covered by the indemnification obligation of our founders or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation.

Potential Liability of Stockholders.  Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his/her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration.  Our common stock, Class B common stock, Class W warrants, Class Z warrants, Series A units and Series B units currently trade on the OTC bulletin board, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the board may apply to terminate our registration and reporting requirements under the Securities Exchange Act of 1934, as amended.

Liquidating Trusts.  We may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between us and the person(s) the Board chooses as trustee(s).

Sales of Assets and Collection of Sums Owing.  The Plan of Liquidation gives the board the authority to sell all of our remaining assets, although our existing assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the board to proceed to collect all sums due or owing to the Company, including any tax refunds owing to the Company. Any such funds collected will be distributed in accordance with the Plan of Liquidation.

Absence of Appraisal Rights.  Stockholders are not entitled to appraisal rights in connection with our dissolution and Plan of Liquidation.

Regulatory Approvals.  We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

Treatment of Warrants.  There will be no distribution from the trust account or otherwise with respect to any of our outstanding warrants.

Payment of Expenses.  In the discretion of our board of directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

Vote Required

If the Distribution Proposal is not approved at the special meeting and the Distribution Amendment is not filed, the adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock, voting together as a single class, represented in person or by proxy and voting at the special meeting.

If the Distribution Proposal is approved at the special meeting, following the filing of the Distribution Amendment the Class B common stock would be cancelled, and as a result, the adoption of the Liquidation Proposal would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting. If you are a Class B common stockholder, and vote “FOR” the Distribution Proposal, you should be aware that, if the Distribution Proposal is approved, you will not be able to vote for or against the Article Six Elimination Proposal or the Liquidation Proposal. Therefore, if you are a Class B common stockholder and wish to vote “FOR” the Liquidation Proposal, you should vote “AGAINST” the Distribution Proposal.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to IGPAC and to current holders of our common stock, Class B common stock and warrants, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Because of the complexity of the tax laws and because the tax consequences to IGPAC or to any particular stockholder or warrant holder may be affected by matters not discussed herein, stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to IGPAC

IGPAC may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation

Amounts received by stockholders pursuant to the liquidation generally will be treated as full payment in exchange for their shares of our common stock or Class B common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock or Class B common stock.

A stockholder’s gain or loss generally will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution generally will be allocated proportionately to each share of stock owned by a stockholder, and generally will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain generally will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any IGPAC contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of our stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL V — THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes at the time of the special meeting to adopt the Distribution Proposal, the Article Six Elimination Proposal, the Authorized Shares Proposal or Liquidation Proposal, our board of directors may submit a proposal to adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Prior to the filing of the Distribution Amendment, the adoption of the Adjournment Proposal would require the affirmative vote of a majority of the shares of common stock and Class B common stock, represented in person or by proxy and voting at the special meeting, together as a single class. An adjournment of the special meeting following the filing of the Distribution Amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only represented and voting at the special meeting in person or by proxy.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of January 15, 2009, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock and Class B common stock by:

•	each person known by us to be the owner of more than 5% of our outstanding shares of our common stock or Class B common stock,
•	each of our officers and directors
•	all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock or Class B common stock, as applicable, shown as beneficially owned by them.

	Beneficial Ownership of Common Stock and Class B Common Stock as of January 15, 2009
	Common Stock			Class B Common Stock
	Number		Percent	Number	Percent
Name and Address of Beneficial Owner(1)
Officers and Directors:
Dror Gad	100	(2)	*	—	—
Matty Karp	0	(3)	*	—	—
Carmel Vernia	0	(4)	*	—	—
All officers and directors as a group (3 persons)	100	(5)	*	—	—
5% Beneficial Owners:
FI Investment Group, LLC(6) 1600 Tysons Blvd., Suite 1150 McLean, VA 22102	534,300		50.2%	—	—
Jack Silver(7) SIAR Capital LLC 660 Madison Avenue New York, NY 10021	92,000		8.6%	—	—
QVT Financial LP(8) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	—		—	813,100	7.9%
Jonathan M. Glaser(9) 11601 Wiltshire Boulevard Suite 2180 Los Angeles, CA 90025	—		—	783,500	7.7%
Andrew M. Weiss(10) 29 Commonwealth Ave., 10th Floor Boston, MA 02116	—		—	682,096	6.7%
HBK Investments L.P.(11) 300 Crescent Court, Suite 700 Dallas, TX 75201	—		—	637,165	6.2%
Bulldog Investors(12) Park 80 West, Plaza Two Saddle Brook, NJ 07663	—		—	823,500	8.1%
Pequot Capital Management, Inc.(13) 500 Nayala Farm Road Westport, CT 06880	55,400		5.2%	—	—

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the persons named above is 85 Medinat Hayehudim, Herzlia 46140, Israel.
(2)	Does not include 1,159,714 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Gad that are not exercisable and will not be exercisable within the next 60 days (unless we complete a business combination within 60 days).
(3)	Does not include 1,317,858 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Karp that are not exercisable and will not be exercisable within the next 60 days (unless we complete a business combination within 60 days).
(4)	Does not include 1,581,428 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Vernia that are not exercisable and will not be exercisable within the next 60 days (unless we complete a business combination within 60 days).
(5)	Does not include 4,059,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Messrs. Gad, Karp and Vernia, as discussed in footnotes (2) through (4) above.
(6)	Based on information contained in a Schedule 13D filed by FIIG and Frank Islam on August 6, 2008, FIIG and Frank Islam share voting and dispositive power with respect to 534,300 shares of our common stock. Frank Islam is the principal of FIIG.
(7)	Based on information contained in a Schedule 13G filed on February 8, 2008 by Jack Silver and Sherleigh Associates Inc. Defined Benefit Pension Plan, Jack Silver beneficially owns 92,000 shares of common stock of Israel Growth Partners Acquisition Corp. Such shares of common stock beneficially owned by Mr. Silver include 92,000 shares of common stock held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee, but excludes 460,000 shares of common stock issuable upon exercise of warrants held by Sherleigh Associates Inc. Defined Benefit Pension Plan, which warrants are not exercisable until the completion of a business combination. Mr. Silver has the sole voting and dispositive power with respect to all 92,000 shares of common stock beneficially owned by him.
(8)	Based on information contained in a Schedule 13G filed on January 31, 2008 by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC, QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 723,931 shares of Class B common stock and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 80,611 shares of Class B common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 8,558 shares of Class B common stock. QVT Financial has the power to direct the vote and disposition of the Class B common stock held by each of the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 813,100 shares of Class B common stock, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Class B common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Class B common stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 804,542 shares of Class B common stock. Daniel Gold, Lars Bader, Nicholas Brumm, Arthur Chu and Tracy Fu are the managing members of QVT Financial GP LLC.
(9)	Based on information contained in a Schedule 13G filed on June 4, 2007, the following entities each beneficially own 583,500 shares of IGPAC’s Class B common stock: Pacific Assets Management, LLC “PAM”); Pacific Capital Management, Inc (“PCM”); and JMG Triton Offshore Fund, Ltd. (the “JMG Fund”). PAM is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to the JMG Fund and PCM is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM. JMG Capital Management, LLC (“JMG LLC”) and JMG Capital Management, Inc. (“JMG Inc”) beneficially own 200,000 shares of IGPAC’s Class B common stock. Mr. Glaser is the control person of JMG, LLC and JMG Inc. In the aggregate, Mr. Glaser beneficially owns 783,500 shares of Class B common stock.

(10)	Based on information contained in a Schedule 13G filed on July 25, 2008, by Weiss Asset Management, LLC, Weiss Capital LLC and Andrew M. Weiss, PH.D, Mr. Andrew M. Weiss, PH.D beneficially owns 682,096 shares of Class B common stock, Weiss Asset Management, LLC beneficially holds 534,832 shares of Class B common stock (which include shares beneficially owned by a private investment partnership of which Weiss Asset Management, LLC is the sole general partner) and Weiss Capital LLC beneficially holds 147,264 shares of Class B common stock (which include shares beneficially owned by a private investment corporation of which Weiss Capital is the sole investment manager). Shares reported for Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Mr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation.
(11)	Based on information contained in a Schedule 13G filed on March 30, 2008 by HBK Investments L.P. a Delaware limited partnership, HBK Services LLC a Delaware limited liability company, HBK Partners II L.P. a Delaware limited partnership, HBK Management LLC a Delaware limited liability company and HBK Master Fund L.P. a Cayman Islands limited partnership, HBK Investments L.P. beneficially holds 637,165 shares of Class B Common stock. HBK Investments L.P. has delegated discretion to vote and dispose of the Securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members (collectively, the “Members”) of HBK Management LLC.
(12)	Based on information contained in a Schedule 13G filed on January 14, 2009 by Bulldog Investors, Phillip Goldstein and Andrew Dakos, Bulldog Investors beneficially holds 823,500 shares of Class B common stock. Phillip Goldstein and Andrew Dakos are the principals of Bulldog Investors.
(13)	Based on information contained in a Schedule 13G filed on February 13, 2008 by Pequot Capital Management, Inc., Pequot Capital Management, Inc. beneficially holds 55,400 shares of common stock. The sole director and controlling stockholder of Pequot Capital Management, Inc. is Arthur J. Samberg.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Securities

Our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants are listed on OTC Bulletin Board. Each Series A unit consists of two shares of common stock and ten Class Z warrants. Each Series B unit consists of two shares of our Class B common stock and two Class W warrants.

The closing prices per share of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants on January 27, 2009 (or, if there was no trading in that security on that date, the most recent day prior to that date on which trading occurred) were $1.05, $10.26, $5.00, $5.35, $0.01 and $0.01, respectively.

The following table sets forth, for the calendar quarters indicated, the quarterly high and low closing bid information of our common stock, warrants and units as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Common Stock		Class B Common Stock		Class W Warrants		Class Z Warrants		Series A Units		Series B Units
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2006
Third Quarter(1)	$—	$—	$—	$—	$—	$—	$—	$—	$8.10	$7.15	$10.70	$10.42
Fourth Quarter(1)	3.50	3.50	4.79	4.65	0.30	0.20	0.60	0.60	7.15	5.50	10.00	9.65
2007
First Quarter	3.50	1.75	5.03	4.76	0.28	0.20	0.60	0.50	7.40	5.50	10.40	9.85
Second Quarter	1.85	1.75	5.06	5.00	0.25	0.20	0.50	0.50	6.80	6.47	10.50	10.30
Third Quarter	1.85	1.32	5.07	5.00	0.20	0.15	0.50	0.30	6.53	5.42	10.60	10.26
Fourth Quarter	1.60	0.80	5.15	5.01	0.15	0.06	0.30	0.15	5.55	2.75	10.55	10.25
2008
First Quarter	1.01	0.60	5.22	5.08	0.18	0.04	0.20	0.13	3.50	2.00	10.80	10.31
Second Quarter	0.60	0.18	5.27	5.16	0.05	0.01	0.14	0.01	2.00	0.62	10.70	10.41
Third Quarter	1.47	0.24	5.28	5.18	0.10	0.01	0.13	0.01	3.60	0.60	10.70	10.42
Fourth Quarter	5.00	0.75	5.30	5.03	0.01	0.001	0.03	0.01	4.00	1.05	10.50	10.40

(1)	Trading in the Series A Units and Series B Units commenced on July 13, 2006. Trading in the other classes of securities commenced October 4, 2006.

Holders of Common Equity

As of the record date, there were two holders of record of our common stock and one holder of record of our Class B common stock.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $.0001, 12,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this proxy statement, 1,065,100 shares of our common stock and 10,236,000 shares of Class B common stock are outstanding. No shares of our preferred stock are currently outstanding.

Common Stock

We currently have two classes of common stock: common stock and Class B common stock. The rights and privileges of our Class B common stock are intended to facilitate our operation as a blank check company and are integral to Article SIXTH of our certificate of incorporation. Below is a description of the rights and privileges of our common stock and the Class B common stock, including the rights of Class B common stockholders with respect to the funds in the IPO trust account and the voting rights and other privileges of the Class B common stockholders if a qualifying business combination had been submitted for stockholder approval during our term as a blank check company.

Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a business combination satisfying our blank check company requirements as described in our IPO registration statement. Only holders of our Class B common stock would have been entitled to vote in connection with a business combination submitted for stockholder approval during our term as a blank check company. If a business combination satisfying the blank check company requirements as described in our IPO registration statement had been consummated, all outstanding shares of Class B common stock would have been automatically cancelled and converted into an equal number of shares of common stock, unless the holder had exercised the conversion rights described in our certificate of incorporation, in which case such shares of Class B common stock would have been cancelled and converted into the right to receive a pro rata share of the funds in the trust account. Accordingly, following the completion of a business combination satisfying the blank check company requirements as described in our IPO registration statement or the distribution of the trust account to the Class B common stockholders, we would have only one class of common stock outstanding.

The blank check company provisions in our certificate of incorporation provide that we will proceed with a business combination during the “Target Business Acquisition Period” as defined therein only if (i) the holders of a majority of the shares of Class B common stock present and voting at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B common stockholders owning less than 20% of the shares of Class B common stock sold in the IPO both vote against the business combination and exercise their conversion rights.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. The blank check company provisions of our certificate of incorporation provide for mandatory liquidation if we do not complete a business combination within 18 months after the completion of our IPO, or within 24 months after the completion of our IPO if the extension criteria in our certificate of incorporation have been satisfied. In such event, the blank check company provisions of our certificate of incorporation require us to distribute to all of our Class B common stockholders, in proportion to the number of shares of Class B common stock held by each stockholder, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Further, these blank check company provisions require that our remaining net assets, if any, will be distributed to the holders of our common stock. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust account.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B common stockholders would have had the right to convert their shares of Class B common stock into cash equal to their pro rata share of the trust account if we had submitted for stockholder approval a qualifying business combination during our term as a blank check company and (i) they had elected such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), (ii) they had voted against the business combination and (iii) such business combination had ultimately been approved and completed. In such circumstance, Class B common stockholders who converted their stock into their share of the trust account would still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although our IPO underwriting agreement prohibits us, prior to a business combination during the “Target Business Acquisition Period” as defined in the certificate of incorporation, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the Class B common stock on a business combination. These limitations would cease to apply following the filing of the Distribution Amendment. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

In addition to shares of common stock and Class B common outstanding as of the date of this proxy statement, the following shares of common stock are reserved for issuance pursuant to outstanding warrants:

•	15,561,000 shares of common stock underlying the outstanding Class W and Class Z warrants sold in the IPO. Specifically, these shares of common stock reserved for issuance relate to 5,325,000 shares underlying the Class Z warrants and 10,236,000 shares underlying the Class W warrants. We refer to these warrants as the “IPO Warrants.”
•	4,950,000 shares of common stock underlying the outstanding Class W and Class Z warrants held by the IGPAC Inside Shareholders. Specifically, an aggregate of 2,475,000 Class W warrants and 2,475,000 Class Z warrants were sold to the IGPAC Inside Shareholders for an aggregate price of $247,500 (or a purchase price of $.05 per warrant). These warrants have the same terms as the other Class Z and Class W warrants, including an exercise price of $5 per share. We refer to these warrants as the “Affiliate Warrants.”
•	1,220,000 shares of common stock underlying the outstanding IPO underwriter’s purchase option. The terms of this option, which we refer to as the “Underwriter’s Purchase Option,” are described in more detail below.

Class W Warrants.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	July 11, 2007.

The Class W warrants will expire on July 11, 2011 at 5:00 p.m., New York City time. We may call the Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner’s prior consent, for redemption,

•	in whole or in part,
•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and
•	if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Affiliate Warrants, which were all issued prior our IPO, shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Class Z Warrants

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination, and
•	July 11, 2007.

The Class Z warrants will expire on July 11, 2013 at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner’s prior consent, for redemption,

•	in whole or in part,
•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and
•	if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

Since we may redeem the warrants only with the prior consent of HCFP/Brenner and it may hold warrants subject to redemption, HCFP/Brenner may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner will consent to such redemption if it is not in HCFP/Brenner’s interest even if it is in our best interest.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W warrants or the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Underwriter’s Purchase Option

In connection with the IPO, IGPAC issued an option for consideration of $100 to HCFP/Brenner Securities LLC, the underwriter of the IPO, to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered in connection with the IPO, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of the IPO. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of the IPO and expiring five years from the date of the IPO. Although the purchase option and its underlying securities have been registered under the registration statement, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the IPO with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by IGPAC with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information regarding IGPAC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement are qualified in all respects by reference to the relevant annex to this proxy statement.

Only one proxy statement is being delivered to multiple securityholders who share an address. However, if you would like an additional separate copy, please contact us at the address set forth below and an additional copy will be sent to you free of charge.

If you would like additional copies of this document or if you have questions about the proposals, you should contact via phone or in writing:

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
85 Medinat Hayehudim
Herzlia, Israel 46140
Attn: Dror Gad
Tel: +972-9-960-2049

STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the year 2009 annual meeting, under our bylaws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at our principal office in Herzlia, Israel. Since we did not hold an initial annual meeting in 2008, to be timely (a) under our bylaws, a stockholder proposal must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the annual meeting or the 10th day following the day on which the public announcement of the date of the annual meeting is first made and (b) under applicable rules of the SEC, a stockholder proposal must be received a reasonable time before a company begins to print and mail its annual meeting proxy materials. Because we will be required to dissolve if the Distribution Proposal or the Article Six Elimination Proposal is not approved, no date has been determined for the 2009 annual meeting as of the date of this proxy statement. If the proposals are approved, the date of the year 2009 annual meeting will be set and announced by our board of directors.

ANNEX I

CERTIFICATE OF AMENDMENT
TO
THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ISRAEL GROWTH PARTNERS ACQUISITION CORP.

Israel Growth Partners Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  The Corporation’s Second Amended and Restated Certificate of Incorporation (the “Charter”) filed with the Secretary of State of the State of Delaware on [•], 2006, is hereby amended by striking out Article THIRD in its entirety and by substituting in lieu thereof the following new Article THIRD:

“THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.”

SECOND:  The Charter is hereby further amended by striking out Article SIXTH, Sub-paragraph C thereof and by substituting in lieu of said Sub-paragraph the following new Sub-paragraph:

“C. Upon this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), all outstanding shares of Class B Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock, and the Corporation shall thereupon promptly distribute, and shall cause its officers to effect the distribution of, the Trust Fund, inclusive of any interest thereon, to the holders of Class B Common Stock. The Corporation shall pay no distributions out of the Trust Fund to any other shares of capital stock of the Corporation. From and after the Effective Time and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund.”

THIRD:  The amendment of the Charter herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation to be executed and acknowledged by Dror Gad, its Chief Financial Officer and Executive Vice President, this ____ day of [ • ], 2009.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
By: Name: Dror Gad Title: Chief Financial Officer and Executive Vice President

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ANNEX II

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ISRAEL GROWTH PARTNERS ACQUISITION CORP.

Israel Growth Partners Acquisition Corp., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 1, 2005.

2. This Third Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation effective as of October ___, 2008, duly adopted by the stockholders of the Corporation at a special meeting held on [•], 2009 and duly acknowledged and executed by an authorized officer of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”) and, upon filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the GCL, shall thenceforth supersede the original Certificate of Incorporation, as amended prior to the date hereof, and shall, as it may thereafter be amended in accordance with its terms and the law, be the Third Amended and Restated Certificate of Incorporation of the Corporation.

3. The text of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended and restated to read in its entirety as follows:

FIRST:  The name of the corporation is Israel Growth Partners Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:

(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,005,000 of which:

(i) 80,000,000 shares shall be Common Stock of the par value of $.0001 per share; and

(ii) 5,000 shares shall be Preferred Stock of the par value of $.0001 per share.

(b) Preferred Stock.  The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(c) Common Stock.

(i) Dividends.  Subject to the preferential dividend rights applicable to shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

(ii) Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

(iii) Voting Rights.  Except as otherwise required by statute or as otherwise provided in this Certificate of Incorporation, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

FIFTH:  The corporation is to have perpetual existence.

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect the Class A directors for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class A directors shall then elect the Class B and Class C directors. The directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the first Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed by its Chief Financial Officer and Executive Vice President thereunto duly authorized, who acknowledges and affirms, under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true this __ day of [•], 2009.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
By: Name: Dror Gad Title: Chief Financial Officer and Executive Vice President

ANNEX III

PLAN OF LIQUIDATION
OF
ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Israel Growth Partners Acquisition Corp. (the “Company”) is dated this ____ day of [ • ], 2009.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on [ • ], 2009 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending          , 200 , and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2. Liabilities for federal and state income taxes (“Tax Liabilities”); and

3. The Company’s obligations to holders of shares of its Class B common stock (the “Class B Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, the Company’s founders have agreed, in connection with the Company’s initial public offering (the “IPO”), to indemnify the Company from the claims of vendors or other entities that are owed money to the Company for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS.  The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION.  The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

III-1

3. AUTHORITY OF OFFICERS AND DIRECTORS.  The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s capital stock shall constitute the approval of the Company’s stockholders of the Board’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company’s capital stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (a) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (b) to sell, dispose, convey, transfer and deliver the assets of the Company; (c) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; (d) to distribute all of the funds held in the Company’s IPO trust account to the holders of the Company’s Class B common stock in complete cancellation of such shares; and (e) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of such shares.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS.  In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES.  It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

III-2

7. INDEMNIFICATION.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST.  The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS.  Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN.  If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES.  Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336.  It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS.  The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

III-3

SPECIAL MEETING OF STOCKHOLDERS OF

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

February 16, 2009

Common Stock

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003033000300000 6 021609

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

IF THE DISTRIBUTION PROPOSAL AND THE ARTICLE SIX ELIMINATION PROPOSAL ARE APPROVED, THE TRUST ACCOUNT PROCEEDS WILL BE DISTRIBUTED TO THE CLASS B STOCKHOLDERS AND THE CLASS B STOCK WILL BE CANCELLED, BUT THE COMPANY'S COMMON STOCK (AND WARRANTS) WILL REMAIN OUTSTANDING, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

YOUR VOTE ON THE LIQUIDATION PROPOSAL WILL ONLY BE COUNTED IF THE DISTRIBUTION PROPOSAL IS NOT APPROVED AT THE SPECIAL MEETING. IF THE LIQUIDATION PROPOSAL IS APPROVED, THE TRUST ACCOUNT PROCEEDS WILL BE DISTRIBUTED TO THE CLASS B STOCKHOLDERS AND THE CLASS B STOCK WILL BE CANCELLED, THE NET ASSETS OUTSIDE OF THE TRUST ACCOUNT, IF ANY, WILL BE DISTRIBUTED TO THE COMMON STOCKHOLDERS AS PART OF IGPAC'S LIQUIDATION, AND THE COMMON STOCK (AND WARRANTS) WILL NOT REMAIN OUTSTANDING, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

The undersigned hereby appoints Dror Gad and Matty Karp, and each of them, as the proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of Israel Growth Partners Acquisition Corp. ("IGPAC") that the undersigned may be entitled to vote at the Special Meeting of Stockholders of IGPAC to be held on February 16, 2009, at the offices of Greenberg Traurig LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. (Eastern time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions. These matters are being proposed by IGPAC at the request of, and pursuant to an agreement between it and, FI Investment Group LLC.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED "AGAINST" THE DISTRIBUTION PROPOSAL, THE ARTICLE SIX ELIMINATION PROPOSAL, THE AUTHORIZED SHARES PROPOSAL AND THE LIQUIDATION PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

February 16, 2009

Class B Common Stock

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030000030000300000 5 021609

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
DISTRIBUTION PROPOSAL: To approve the amendment to the certificate of incorporation to provide for the distribution of the proceeds of IGPAC's IPO trust account to the holders of the Class B common stock and the cancellation of the outstanding shares of Class B common stock, without the requirement that IGPAC dissolve and liquidate, and to remove the provisions of Article THIRD of IGPAC's certificate of incorporation which limit its purposes to liquidation, dissolution and distribution of the funds in the trust account as a result of not completing a business combination by July 18, 2008. IF THE DISTRIBUTION PROPOSAL IS APPROVED, THE TRUST ACCOUNT PROCEEDS WILL BE DISTRIBUTED TO THE CLASS B STOCKHOLDERS AND THE CLASS B STOCK WILL BE CANCELLED, BUT THE COMPANY'S COMMON STOCK (AND WARRANTS) WILL REMAIN OUTSTANDING, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐
LIQUIDATION PROPOSAL: To approve the dissolution of IGPAC and the liquidation of IGPAC pursuant to the proposed Plan of Liquidation submitted to stockholders at the special meeting. YOUR VOTE ON THE LIQUIDATION PROPOSAL WILL ONLY BE COUNTED IF THE DISTRIBUTION PROPOSAL IS NOT APPROVED AT THE SPECIAL MEETING. IF THE LIQUIDATION PROPOSAL IS APPROVED, THE TRUST ACCOUNT PROCEEDS WILL BE DISTRIBUTED TO THE CLASS B STOCKHOLDERS AND THE CLASS B STOCK WILL BE CANCELLED, THE NET ASSETS OUTSIDE OF THE TRUST ACCOUNT, IF ANY, WILL BE DISTRIBUTED TO THE COMMON STOCKHOLDERS AS PART OF IGPAC'S LIQUIDATION, AND THE COMMON STOCK (AND WARRANTS) WILL NOT REMAIN OUTSTANDING, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐
ADJOURNMENT PROPOSAL: To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Distribution Proposal or the Liquidation Proposal.	☐	☐	☐

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

The undersigned hereby appoints Dror Gad and Matty Karp, and each of them, as the proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of Israel Growth Partners Acquisition Corp. ("IGPAC") that the undersigned may be entitled to vote at the Special Meeting of Stockholders of IGPAC to be held on February 16, 2009, at the offices of Greenberg Traurig LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. (Eastern time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions. These matters are being proposed by IGPAC at the request of, and pursuant to an agreement between it and, FI Investment Group LLC.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED "AGAINST" THE DISTRIBUTION PROPOSAL AND THE LIQUIDATION PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

(Continued and to be signed on the reverse side)

14475